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                                                                    EXHIBIT 10.2

LEASE, dated September 27, 2004, between HARTZ MOUNTAIN INDUSTRIES, INC., a New York corporation, having an office at 400 Plaza Drive, P.O. Box 1515, Secaucus, New Jersey 07096-1515 ("Landlord"), and PHIBRO ANIMAL HEALTH CORPORATION, a New York corporation, having an office at One Parker Plaza, 400 Kelby Street, 14th Floor, Fort Lee, New Jersey 07024 ("Tenant").

                             ARTICLE 1 - DEFINITIONS

      1.01. As used in this Lease (including in all Exhibits and any Riders attached hereto, all of which shall be deemed to be part of this Lease) the following words and phrases shall have the meanings indicated:

      A. Advance Rent: $65,147.50.

      B. Additional Charges: All amounts that become payable by Tenant to Landlord hereunder other than the Fixed Rent.

      C. Architect: As Landlord may designate.

      D. Base Year: Calendar year 2005.

      E. Broker: Newmark Real Estate of New Jersey LLC and Leonard Krupat Associates.

      F. Building: The building or buildings now or hereafter located on the Land and known as 65 Challenger Boulevard (aka Challenger Road), Ridgefield Park, New Jersey.

      G. Building Fraction: a fraction the numerator of which is the Rentable Floor Area of the Building (approximately 166,284 square feet) and the denominator of which is the aggregate Rentable Floor Area of the buildings in the Development. If the aggregate Rentable Floor Area of the buildings in the Development shall be changed due to any construction Or alteration, the denominator of the Building Fraction shall be increased or decreased to reflect such change; provided however that for purposes of determining the Building Fraction during the term of this Lease, the denominator shall not be less than 1,067,413.

      H. Business Days: All days except Saturdays, Sundays, days observed by the federal or state government as legal holidays and such other holidays as shall be designated as holidays by the applicable building service union employees' service contract or by the applicable operating engineers' contract.

      I. Business Hours: 9:00 A.M. to 6:00 P.M.

      J. Calendar Year: Any twelve-month period commencing on a January 1.

      K. Commencement Date: The earlier of (a) the date on which both: (i) the Demised Premises

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shall be Ready for Occupancy, and (ii) actual possession of the Demised Premises shall have been delivered to Tenant by notice to Tenant, or (b) the date Tenant, or anyone claiming under or through Tenant, first occupies the Demised Premises or any part thereof for any purpose other than the performance of Tenant's Work. It is contemplated that the Commencement Date shall occur on or before December 15, 2004.

      L. Common Areas: All areas, spaces and improvements in the Building and on the Land which Landlord makes available from time to time for the common use and benefit of the tenants and occupants of the Building and which are not exclusively available for use by a single tenant or occupant, including, without limitation, parking areas, roads, walkways, sidewalks, landscaped and planted areas, community rooms, if any, the managing agent's office, if any, and public rest rooms, if any.

      M. Demised Premises: The space that is or will be located on the third
(3rd) floor of the Building and that is indicated on the floor plan(s) attached hereto as Exhibit A. Landlord and Tenant have agreed that for purposes of this Lease, Demised Premises as set forth on Exhibit A contains 33,990 square feet of Rentable Floor Area.

      N. Development: All Lands and improvements now existing or hereafter constructed located in the area bounded by Overpeck Lake on the east; lands of Bergen County Park Commission on the north; Interstate Route 95 on the west and U.S. Route 46 on the south.

      O. Development Common Areas: The roads and bridges that from time to time service and provide access to the Development for the common use of the tenants, invitees, occupants of the Development, that are maintained by Landlord or its related entities.

      P. Expiration Date: The date that is the day before the seventh (7th) anniversary of the Fixed Rent Commencement Date if the Fixed Rent Commencement Date is the first day of a month, or the seventh (7th) anniversary of the last day of the month in which the Fixed Rent Commencement Date occurs if the Fixed Rent Commencement Date is not the first day of a month. However, if the Term is extended by Tenant's effective exercise of Tenant's right, if any, to extend the Term, the "Expiration Date" shall be changed to the last day of the last extended period as to which Tenant shall have effectively exercised its right to extend the Term. For the purposes of this definition, the earlier termination of this Lease shall not affect the "Expiration Date."

      Q. Fixed Rent: From the Fixed Rent Commencement Date through the day before the fifth (5th) anniversary of the Fixed Rent Commencement Date if the Fixed Rent Commencement Date is the first day of a month, or the fifth (5th) anniversary of the last day of the month in which the Fixed Rent Commencement Date occurs if the Fixed Rent Commencement Date is not the first day of a month, an amount at the annual rate of $23.00 per square foot multiplied by the Rentable Floor Area of the Demised Premises (i.e. $781,770.00 per annum); and thereafter through the original Expiration Date at an amount at the annual rate of $25.50 per square foot multiplied by the Rentable Floor Area of the Demised Premises (i.e. $866,745.00 per annum).

      Q1. Fixed Rent Commencement Date: The date which is six (6) months following the

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Commencement Date.

      R. Intentionally Omitted.

      S. Guarantor: None.

      T. Insurance Requirements: Rules, regulations, orders and other requirements of the applicable board of underwriters and/or the applicable fire insurance rating organization and/or any other similar body performing the same or similar functions and having jurisdiction or cognizance over the Land and Building, whether now or hereafter in force.

      U. Land: The Land upon which the Building and Common Areas are located. The Land is described on Exhibit B.

      V. Landlord's Work: The materials and work to be furnished, installed and performed by Landlord in accordance with the provisions of Article 5.

      W. Legal Requirements: Laws and ordinances of all federal, state, city, town, county, borough and village governments, and rules, regulations, orders and directives of all departments, subdivisions, bureaus, agencies or offices thereof, and of any other governmental, public or quasi-public authorities having jurisdiction over the Land and Building, whether now or hereafter in force, including, but not limited to, those pertaining to environmental matters.

      X. Mortgage: A mortgage and/or a deed of trust.

      Y. Mortgagee: A holder of a mortgage or a beneficiary of a deed of trust.

      Z. Operating Expenses: The sum of the following: (1) the cost and expense (whether or not within the contemplation of the parties) for the repair, replacement, maintenance, policing, insurance and operation of the Building and Land (including the Parking Deck) and (2) the Building Fraction of the sum of
(a) the cost and expense for the repair, replacement, maintenance, policing, insurance and operation of the Development Common Areas; (b) the real estate taxes, if any, attributable to the Development Common Areas (the Real Estate Taxes with respect to the Land and the Building being excluded from Operating Expenses pursuant to subsection (xv) below, and being covered by Section 6.01 of this Lease); and (3) the Parking Charges. The "Operating Expenses" shall, include, without limitation, the following: (i) the cost for rent, casualty, liability, boiler and fidelity insurance, (ii) if an independent managing agent is employed by Landlord, the fees payable to such agent (provided the same are competitive with the fees payable to independent managing agents of comparable facilities in Bergen County), and (iii) costs and expenses incurred for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counselor outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services. In all years including the Base Year and subsequent to Base Year, if Landlord is itself managing the Building and has not employed an independent third party for such management, Landlord shall be entitled to 15% of the resulting total of all of the foregoing items making up "Operating Expenses" for Landlord's home office administration and overhead cost and expense. All items included in Operating Expenses shall be determined in

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accordance with generally accepted accounting principles consistently applied.

The items making up Operating Expenses shall not include the following:

      (i) Costs for which Landlord is specifically reimbursed by Tenant or any other tenant (other than through operating expense provisions), or by insurance carried pursuant to this Lease;

      (ii) Interest or principal on mortgages of the Land and Building or the Development, if any, and costs relating to financing or refinancing, rents under underlying leases or Superior Leases, and any ground rent, additional rent, or other charges under underlying leases or Superior Leases, unless otherwise includable in Operating Expenses (but not in duplication thereof);

      (iii) Rent concessions or expenditures for any tenant alteration, renovation, decoration, redecoration or finish of any other tenant space in the Building or in other buildings in the Development whether performed in connection with the occupancy of such space by a new tenant or in connection with a renewal of a lease for such space by the existing tenant thereof or the relocation of a tenant or otherwise with respect to such tenancy;

      (iv) Leasing commissions, marketing and advertising costs related to leasing space in the Building and all finder's fees and all other leasing expenses incurred in procuring tenants, including without limitation, tenant space preparation and relocation costs;

      (v) The cost of repairs, replacements or other work incurred by reason of fire, casualty, or condemnation to the extent same is reimbursed by insurance proceeds, provided that if any non-reimbursement is due to Landlord's failure to pay the applicable insurance premiums or Landlord is otherwise at fault for such non-reimbursement, then such non-reimbursed amounts shall not be included Operating Expenses;

      (vi) Any cost or other sum, representing an amount paid to an affiliated corporation, entity, or person which is in excess of the amount which would be paid in the absence of such relationship;

      (vii) Costs and expenses for legal, accounting and other professional services (including, but not limited to, costs and expenses for in-house or staff legal counselor outside counsel) incurred in connection with any negotiation of any lease in the Building, enforcement of lease provisions (other than relating to Common Areas or Rules and Regulations) ort the collection of rent, any relationships or disputes with any former tenants, prospective tenants, or other lawful occupants of the Building, preparation of financial statements for Mortgagees, preparation of Landlord's income tax returns (other than in connection with Real Estate Taxes);

      (viii) Capital improvements by Landlord, except as follows: to the extent any of the expenditures by Landlord making up Operating Expenses hereunder would be classified as capital expenditure items pursuant to generally accepted accounting principles then only an amount, per annum, equal to the cost of such items amortized over the useful life of such item, as reasonably determined by Landlord, together with interest thereon at the Prime Rate as announced in the Wall Street Journal (or a successor index reasonably selected by Landlord), shall be included annually in

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Operating Expenses with respect to (1) the capital expenditures of Landlord for the repair, replacement and/or restoration as appropriate to the Building and Land in the ordinary course consistent with that of a first class office building and uses ancillary thereto; (2) the capital expenditures of Landlord in connection with any change in Legal Requirements enacted subsequent to the Commencement Date; and/or (3) the capital expenditures of Landlord which reduce any component of Operating Expenses, but to only to the extent of such reduction; but excluding any capital expenditures for additions to the Building to the extent such additions increase the Rentable Floor Area of the Building or capital expenditures made from insurance or condemnation proceeds in connection with the restoration of any casualty or condemnation of the Building;

      (ix) With respect to the Development Common Areas, capital expenditures under generally accepted accounting principals with respect to office buildings and retail premises in the Development occupied or offered for sale or lease other than the Building;

      (x) Income and franchise taxes of Landlord or its affiliated entities (other than the Building Share of any taxes imposed upon the property owner's association pursuant to the Declaration)--including corporate, unincorporated business, estate or inheritance tax or charges imposed upon or assessed against Landlord, provided however, that nothing in this subsection (ix) shall be deemed to limit the provisions of Section 6.0 I hereof (for the purposes hereof "Declaration" shall mean that certain Reciprocal Construction, Operation and Easement Agreement dated as of June 27, 1986, as amended and recorded in the Office of the Bergen County Clerk in Deed Book 7019, page 360, as amended in Deed Book 7411, page 459 and Deed Book 7545, page 862, as the same may be hereafter further amended);

      (xi) Lease takeover or termination costs incurred by Landlord in connection with any other lease in the Building, including any payments required to be made in connection with the termination of such lease.

      (xii) Depreciation and amortization in connection with the Building or the Building equipment, fixtures, or systems except as otherwise specifica11y provided in subsection (viii);

      (xiii) The cost of electricity (including applicable taxes) and other utilities furnished directly to leased areas of the Building or other areas of the Building offered for lease (other than the Demised Premises) as measured by meters, or if there be no meters, as determined by a reputable independent electrical consultant mutually acceptable to Landlord and Tenant, and the cost of other utilities furnished to such other leased areas of the Building or other areas of the Building offered for lease (other than the Demised Premises) as measured by meters or, if there be no meters, as determined by a reputable independent consultant mutually acceptable to Landlord and Tenant;

      (xiv) Salaries, fringe benefits, administrative expenses and any other compensation of personnel above the grade of vice president, property management or equally held positions (if any such personnel perform services for premises other than the Building, the salaries, fringe benefits, administrative expenses and other compensation of such personnel shall be allocated pro rata between the Building and such other premises);

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      (xv) Real Estate Taxes with respect to the Land and the Building (which are provided for in Section 6.01 hereof);

      (xvi) Bad debt or rent loss reserves; and

      (xvii) Any interest, fine, penalty or other late charge payable by Landlord (other than if caused by the act of Tenant, or Tenant's agents or invitees).

      AA. Parking Charges: The cost and expense of the repair, replacement, striping, maintenance, policing, insurance, real estate taxes (without duplication of Real Estate Taxes included in Operating Expenses under subsection(b) of Section 1.01Z), utilities, and landscaping attributable to the pro rata share of the parking deck(s) allocated to the Building. The pro rata share shall be determined based upon the number of parking spaces allocated to the Building divided by the total number of the parking spaces in the parking deck(s). The parking charges shall include expenses attributable only to the parking deck(s) and shall not include expenses attributable to any other improvements.

      BB. Permitted Uses: Executive and general offices of a character consistent with that of a first class office building.

      CC. Person: A natural person or persons, a partnership, a corporation, or any other form of business or legal association or entity.

      DD. Ready for Occupancy: The condition of the Demised Premises when for the first time either(a) the Landlord's Work shall have been substantially completed and a temporary, permanent, or continuing Certificate of Occupancy shall have been issued permitting use of the Demised Premises for the Permitted Uses, or (b) the following have occurred: (1) the Landlord's Work shall have been substantially completed to the extent required such that the non-completion of any remaining Landlord's Work would not prevent the issuance of a temporary, permanent or continuing Certificate of Occupancy, permitting the lawful occupancy of the Demised Premises by Tenant upon completion of Tenant's Work by Tenant. In the event Landlord delivers the Demised Premises to Tenant under a temporary Certificate of Occupancy, Landlord shall diligently pursue the completion of any remaining items of Landlord's Work required to be completed as a condition of such temporary certificate of Occupancy. The Landlord's Work shall be deemed substantially completed notwithstanding the fact that minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed, the noncompletion of which does not materially interfere with Tenant's use of the Demised Premises. Landlord shall use commercially reasonable efforts to complete any Punchlist Item within thirty (30) days after the Commencement Date (which time period may be extended to the extent any such Punchlist item requires more than thirty (30) days to obtain materials or installation, provided Landlord diligently pursues such materials or installation).

      EE. Real Estate Taxes: The real estate taxes, assessments and special assessments imposed upon the Building and Land by any federal, state, municipal or other governments or governmental bodies or authorities, and any expenses incurred by Landlord in contesting such taxes or assessments and/or the assessed value of the Building and Land, which expenses shall be allocated to the period of time to which such expenses relate. If at any time during the Term the methods of taxation prevailing

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on the date hereof shall be altered so that in lieu of, or as an addition to or as a substitute for, the whole or any part of such real estate taxes, assessments and special assessments now imposed on real estate there shall be levied, assessed or imposed (a) a tax, assessment, levy, imposition, license fee or charge wholly or partially as a capital levy or otherwise on the rents received therefrom, or (b) any other such additional or substitute real estate tax, assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions, fees or charges or the part thereof so measured or based shall be deemed to be included within the term "Real Estate Taxes" for the purposes hereof. Absent an alteration in the method of taxation as set forth above, and except with respect to charges imposed in lieu of real estate taxes, assessments and special assessments, "Real Estate Taxes" shall not be deemed to include Landlord's personal and corporate income taxes, inheritance and estate taxes, franchise, gift and transfer taxes.

      FF. Rent: The Fixed Rent and the Additional Charges.

      GG. Rentable Floor Area: As to the Demised Premises, the sum of the floor area stated in square feet bounded by the exterior faces of the exterior walls, or by the exterior or Common Area face of any wall between the Demised Premises and any portion of the Common Areas, or by the center line of any wall between the Demised Premises and space leased or available to be leased to a tenant or occupant plus fifteen (15%). Any reference to Rentable Floor Area of a building shall mean the floor area of all levels or stories of such building, excluding any roof, except such portion thereof( other than cooling towers, elevator penthouses, mechanical rooms, chimneys and staircases, entrances and exits) as is permanently enclosed, and including any interior basement level or mezzanine area not occupied or used by a tenant on a continuing or repetitive basis, and any mechanical room, enclosed or interior truck dock, interior Common Areas, and areas used by Landlord for storage, for housing meters and/or other equipment or for other purposes. Any reference to the Rentable Floor Area is intended to refer to the Rentable Floor Area of the entire area in question irrespective of the person(s) who may be the owner(s) of all or any part thereof

      HH. Rules and Regulations: Rules and Regulations: The reasonable rules and regulations that may be promulgated by Landlord from time to time, which may be reasonably changed by Landlord from time to time. The Rules and Regulations now in effect are attached hereto as Exhibit D.

      II. Security Deposit: $800,000.00 Letter of Credit, subject to the terms and provisions of Article 8 hereof.

      JJ. Successor Landlord: As defined in Section 9.03.

      KK. Superior Lease: Any lease to which this Lease is, at the time referred to, subject and subordinate. As of the date hereof, the Superior Lease is that certain Lease of Second Redevelopment Parcel by and between the Village of Ridgefield Park, as landlord and Landlord, as tenant, dated January 17, 1986, as amended, as evidenced by a Memorandum of Lease dated February 9, 1999 and recorded March 23, 1999 in the Bergen County Clerk's Office in Deed Book 8146, page 581, as the same may be hereafter further amended.

      LL. Superior Lessor: The lessor of a Superior Lease or its successor in interest, at the time

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referred to.

      MM. Superior Mortgage: Any Mortgage to which this Lease is, at the time referred to, subject and subordinate.

      NN. Superior Mortgagee: The Mortgagee of a Superior Mortgage at the time referred to.

      OO. Tenant's Fraction: The Tenant's Fraction shall mean the fraction, the numerator of which shall be the Rentable Floor Area of the Demised Premises and the denominator of which shall be the Rentable Floor Area of the Building (20.44%). If the size of the Demised Premises or the Building shall be changed from the initial size thereof, due to any taking, any construction or alteration work or otherwise, the Tenant's Fraction shall be changed to the fraction the numerator of which shall be the Rentable Floor Area of the Demised Premises and the denominator of which shall be the Rentable Floor Area of the Building. In the event Landlord reasonably determines that Tenant's utilization of any item of Operating Expenses exceeds the fraction referred to above, Tenant's Fraction with respect to such item shall, at Landlord's option, mean the percentage of any such item (but not less than the fraction referred to above) which Landlord reasonably estimates as Tenant's proportionate share thereof.

      PP. Tenant's Property: As defined in Section 16.02.

      QQ. Tenant's Work: The facilities, materials and work which may be undertaken by or for the account of Tenant (other than the Landlord's Work) to equip, decorate and furnish the Demised Premises for Tenant's occupancy.

      RR. Term: The period commencing on the Commencement Date and ending at II :59 p.m. of the Expiration Date, but in any event the Term shall end on the date when this Lease is earlier terminated in accordance with the provisions of this Lease.

      SS. Unavoidable Delays: A delay arising from or as a result of a strike, lockout, or labor difficulty, explosion, sabotage, accident, riot or civil commotion, act of war, fire or other catastrophe, Legal Requirement, or an act of the other party, and any cause beyond the reasonable control of that party, provided that the party asserting such Unavoidable Delay has exercised its commercially reasonable efforts to minimize such delay.

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                           ARTICLE 2 - DEMISE AND TERM

      2.01. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the Demised Premises, for the Term. Within ten (10) days after request by Landlord following the Commencement Date, the parties hereto shall enter into an agreement in form and substance reasonably satisfactory to Landlord setting forth the Commencement Date.

                                ARTICLE 3 - RENT

      3.01. Tenant shall pay the Fixed Rent in equal monthly installments in advance on the first day of each and every calendar month during the Term commencing on the Fixed Rent Commencement Date (except that Tenant shall pay, upon the execution and delivery of this Lease by Tenant, the Advance Rent, to be applied against the first installment or installments of Fixed Rent becoming due under this Lease). If the Fixed Rent Commencement Date occurs on a day other than the first day of a calendar month and/or the Lease is terminated on a date other than the last day of a month (other than pursuant to Article 27 or 28 hereof), the Fixed Rent for any such partial calendar months of the Term shall be prorated.

      3.02. The Rent shall be paid in lawful money of the United States to Landlord at its office, or such other place, or Landlord's agent, as Landlord shall (upon not less than fifteen (15) days prior written notice to Tenant) designate. Tenant shall pay the Rent promptly when due without notice or demand therefor and without any abatement, deduction or setoff for any reason whatsoever, except as may be expressly provided in this Lease. If Tenant makes any payment to Landlord by check, same shall be by check of Tenant and Landlord shall not be required to accept the check of any other Person, and any check received by Landlord shall be deemed received subject to collection. If any check is mailed by Tenant, Tenant shall post such check in sufficient time prior to the date when payment is due so that such check will be received by Landlord on or before the date when payment is due. Tenant shall assume the risk of lateness or failure of delivery of the mails, and no lateness or failure of the mails will excuse Tenant from its obligation to have made the payment in question when required under this Lease.

      3.03. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the correct Rent shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance or pursue any other remedy in this Lease or at law provided.

      3.04. If Tenant is in arrears in payment of Rent, Tenant waives Tenant's right, if any, to designate the items to which any payments made by Tenant are to be credited, and Landlord may apply any payments made by Tenant to such items as Landlord sees fit, irrespective of, and notwithstanding any designation or request by, Tenant, as to the items to which any such payments shall be credited.

      3.05. In the event that any installment of Rent due hereunder shall be overdue for more than five

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(5) Business Days, a "Late Charge" equal to four percent (4%) or the maximum rate permitted by law, whichever is less ("Late Payment Rate") for Rent so overdue may be charged by Landlord for each month or part thereof that the same remains overdue ("Late Payment Rate"). Provided Tenant is not otherwise in default under this Lease beyond applicable notice and cure periods, Landlord shall waive the Late Charge with respect to Tenant's first late payment of Rent within any calendar year, provided further that Tenant pays such late Rent within ten (10) days after written notice that same has not been paid. In the event that any check tendered by Tenant to Landlord is returned for insufficient funds, Tenant shall pay to Landlord, in addition to the charge imposed by the preceding sentence, a fee of $50.00. Any such Late Charges if not previously paid shall, at the option of the Landlord, be added to and become part of the next succeeding Rent payment to be made hereunder.

                       ARTICLE 4 - USE OF DEMISED PREMISES

      4.01. Tenant shall use and occupy the Demised Premises for the Permitted Uses, and Tenant shall not use or permit or suffer the use of the Demised Premises or any part thereof for any other purpose.

      4.02. If any governmental license or permit, other than a Certificate of Occupancy, shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises or any part thereof, Tenant shall duly procure and thereafter maintain such license or permit, and submit the same to Landlord for inspection. Tenant shall at all times comply with the terms and conditions of each such license or permit. Tenant shall not at any time use or occupy, or suffer or permit anyone to use or occupy the Demised Premises, or do or permit anything to be done in the Demised Premises, in any manner which (a) violates the Certificate of Occupancy for the Demised Premises or for the Building; (b) causes, or is liable to cause, injury to the Building or any equipment, facilities or systems therein; (c) constitutes a violation of the Legal Requirements or Insurance Requirements; (d) impairs, or tends to impair, the character, reputation or appearance of the Building as a first-class office building; (e) impairs, or tends to impair, the proper and economic maintenance, operation and repair of the Building and/or its equipment, facilities or systems; or (f) unreasonably annoys or inconveniences, or tends to unreasonably annoy or inconvenience, other tenants or occupants of the Building.

      4.03. Tenant, its agents and employees shall, from and after the Commencement Date, during the Term, be permitted access to the Building twenty-four hours per day, seven days per week, subject however to any temporary closure required due to emergency or to effect repairs or maintenance to the Building in accordance with the terms of this Lease. Landlord shall in the event of such temporary closure use reasonable efforts to minimize interference by Landlord with Tenant's use of the Demised Premises or means of ingress or egress to and from the Demised Premises.

                   ARTICLE 5 - PREPARATION OF DEMISED PREMISES

      5.01.(a) The Demised Premises shall be completed and prepared by Landlord for Tenant's occupancy in the manner described in, and subject to the provisions of, this Article 5. Except as expressly provided to the contrary in this Lease, the taking of possession by Tenant of the Demised

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Premises shall be conclusive evidence as against Tenant that the Demised
Premises and the Building were in good and satisfactory condition at the time such possession was taken. Except as expressly provided to the contrary in this Lease, Tenant is. leasing the Demised Premises "as is" on the date hereof, subject to reasonable wear and tear. Tenant shall provide Landlord with written notice of any claimed defects in workmanship or materials in Landlord's Work (except for any defects in the Demised Premises or the Building which were not known or reasonably discoverable by Tenant by observation or an inspection ["Latent Defects"]), and any items of work performed by Landlord of a minor or insubstantial nature ("Punchlist Items") not later than thirty (30) days after Tenant receives notice from Landlord that the Demised Premises are Ready for Occupancy, and with respect to any Latent Defects, within thirty (30) days after tenant becomes aware of such defect.

      (b) Tenant shall, upon execution hereof, provide Landlord with all information Landlord needs to prepare working drawings for the construction of Landlord's Work. Such information shall include, but not be limited to layout of the Demised Premises, electrical, mechanical, plumbing & structural requirements, materials & finishes. Within fifteen (15) days of Landlord's receipt of all necessary information, Landlord shall deliver working drawings to Tenant. Tenant shall, within five (5) days of its receipt of working drawings, review and approve the working drawings by giving Landlord written notice thereof. If Tenant does not respond within said five (5) day period, the working drawings shall be deemed approved. If Tenant disapproves of the working drawings, it shall specify in detail the reasons for its disapproval. If Tenant makes changes in the working drawings which materially impact the Landlord's ability to complete the Landlord's Work on time, the provisions of Section 5.02 shall apply. Within five (5) days after the working drawings are approved Or deemed approved, Landlord shall submit to Tenant commercially reasonable prices (or Landlord's commercially reasonable estimates if prices are not then determined), for the construction of all items comprising Landlord's Work, including those items in excess of Landlords' Work. Tenant shall, within two (2) Business Days of its receipt of prices, review and approve the prices by giving Landlord written notice thereof; upon approval of such prices by Tenant, Landlord shall perform such Landlord's Work in a prompt and diligent manner. If Tenant does not respond within said two (2) Business Day period, the prices shall be deemed approved. If Tenant disapproves of any prices, the provisions of
Section 5.02 shall apply.

      (c) In the event that Landlord is unable to deliver to Tenant possession of the Demised Premises Ready for Occupancy by December 31, 2004 (subject, however, to Section 5.02 below), the Fixed Rent Commencement Date shall be extended one day for each day occurring after such date through and including the day immediately preceding the Commencement Date.

      (d) In the event that Landlord is unable to deliver to Tenant possession of the Demised Premises Ready for Occupancy by March 31, 2005 (subject, however, to Section 5.02 below), the Fixed Rent Commencement Date shall be extended two
(2) days for each day occurring after such date through and including the day immediately preceding the Commencement Date.

      (e) In the event that Landlord is unable to deliver to Tenant possession of the Demised Premises by May 1, 2005 (subject, however, to Section 5.02 below) (the "Termination Deadline"), Tenant shall have the right to terminate this Lease upon written notice given to Landlord not later than five (5) days following the Termination Deadline, whereupon the Advance Rent and Security Deposit shall be returned to Tenant and this Lease shall be of no further force Or effect and the parties hereto shall have no further liability to one another hereunder.

      5.02. If the substantial completion of the Landlord's Work shall be delayed due to (a) any actor omission of Tenant (including, but not limited to, for purposes of the Section 5.02, any of its employees, agents or contractors), without limitation, [i] any delays due to changes in or additions to the Landlord's Work requested or caused by Tenant, or [ii] any delays by Tenant in the submission of plans, drawings, specifications or other information or in approving any working drawings or estimates or in giving any authorizations or approvals) which materially impact the Landlord's ability to complete the Landlord's Work on time, or (b) any additional time needed for the completion of the Landlord's Work by the inclusion in the Landlord's Work of any items specified by Tenant that require long lead time for delivery or installation which materially impact the Landlord's ability to complete the Landlord' s Work on time, then the Demised Premises shall be deemed Ready for Occupancy on the date when they would have been ready but for such delay(s). The Demised Premises shall be conclusively presumed to be in satisfactory condition on the Commencement Date except for the minor or insubstantial details of which Tenant gives Landlord notice within thirty (30) days after the Commencement Date specifying such details with reasonable particularity.

      5.03. Payment for Landlord's Work:

            (i) Payment for Landlord's Work: Upon substantial completion of Landlord's Work, Tenant shall pay for the cost of all of Landlord's Work as herein set forth within ten (10 days of notice or invoice. The cost of Landlord's Work ("Landlord's Cost") shall be deemed to be the cost of labor, materials, equipment and services necessary for the performance of Landlord's Work, plus twelve (12%) percent.

            (ii) Tenants Credit Notwithstanding the foregoing, Tenant shall be entitled to a credit of Fifteen and 00/100 Dollars ($15.00) multiplied by the number of square feet of Rentable Floor Area Space of the Demised Premises (i.e. 33,990 X $15.00 = $509,850.00) (the "Credit") to reduce the amount payable by Tenant to Landlord for Landlord's Cost of Landlord's Work.

      Landlord shall not be required to give or apply such credit unless this Lease is in full force and effect, and provided further that Tenant is not in default under this Lease (which has not been cured within any applicable notice and cure period), and until Tenant has cured any defaults by it under the Lease (within any applicable notice and cure period), if any. In the event the amount of the Credit which Tenant is entitled to hereunder exceeds the amount of Landlord's Cost, any remaining balance shall be credited against future installments of Rent payable by Tenant under the Lease.

      5.04. Landlord reserves the right, at any time and from time to time, to increase, reduce or change the number, type, size, location, elevation, nature and use of any of the Common Areas and the Building and any other buildings and other improvements on the Land, including, without limitation, the right to move and/or remove same, provided same shall not unreasonably block Or interfere with Tenant's means of ingress or egress to and from the Demised Premises and provided any such changes are performed in a good workman-like manner.

                 ARTICLE 6 - TAX AND OPERATING EXPENSE PAYMENTS

      6.01. Tenant shall pay to Landlord, as hereinafter provided, Tenant's Fraction of the Real Estate Taxes. Tenant's Fraction of the Real Estate Taxes shall be the Real Estate Taxes in respect of the Building for the then current Calendar Year in question, less the Real Estate Taxes attributable to the Building for Base Year, multiplied by the Tenant's Fraction, plus the Real Estate Taxes in respect of the Land for the then current Calendar Year in question, less the Real Estate Taxes attributable to the Land for the Base Year, multiplied by the Tenant's Fraction. If any portion of the Building shall be exempt from all or any part of the Real Estate Taxes, then for the period of time when such exemption is in effect, the Rentable Floor Area on such exempt portion shall be excluded when making the above computations in respect of the part of the Real Estate Taxes for which such portion shall be exempt. Landlord shall estimate the annual amount of Tenant's Fraction of the Real Estate Taxes (which estimate may be changed by Landlord at any time and from time to time, but not more than once each Calendar Year), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. Tenant shall also pay to Landlord within thirty (30) days after notice or invoice from time to time the amount which, together with said monthly installments, will be sufficient in Landlord's estimation to pay Tenant's Fraction of any Real Estate Taxes. When the amount of any .item comprising Real Estate Taxes is finally determined for a real estate fiscal tax year, Landlord shall submit to Tenant a statement in reasonable detail of the same, and the figures used for computing Tenant's Fraction of the same, and if Tenant's Fraction so stated is more or less than the amount theretofore paid by Tenant for such item based on Landlord's estimate, Tenant shall pay to Landlord the deficiency within thirty (30) days after submission of such statement, or Landlord shall, at its sole election, either refund to Tenant the excess or apply same to future installments of Real Estate Taxes due hereunder. Any Real Estate Taxes for a real estate fiscal tax year, a part of which is included within the Term and a part of which is not so included, shall be apportioned on the basis of the number of days in the real estate fiscal tax year included in the Term, and the real estate fiscal tax year for any improvement assessment will be deemed to be the one-year period commencing on the date when such assessment is due, except that if any improvement assessment is payable in installments, the real estate fiscal tax year for each installment will be deemed to be the one-year period commencing on the date when such installment is due. The above computations shall be made by Landlord in accordance with generally accepted accounting principles, and the Rentable Floor Area referred to will be based upon the average of the Rentable Floor Area in existence on the rust day of each month during the period in question. In addition to the foregoing, Tenant shall be responsible for any increase in Real Estate Taxes attributable to assessments for improvements installed by or for the account of Tenant (other than Landlord's Work) at the Demised Premises. If the Demised Premises are not separately assessed, the amount of any such increase shall be determined by reference to the records of the tax assessor.

      6.02. Tenant shall pay to Landlord, as hereinafter provided, Tenant's Fraction of the Operating Expenses. Tenant's Fraction of the Operating Expenses shall be the Operating Expenses for the Calendar Year in question, less the Operating Expenses for the Base Year, multiplied by Tenant's Fraction. Landlord shall estimate Tenants Fraction of the Operating Expenses for such Calendar Year (which estimate may be reasonably changed by Landlord from time to time, but not more than once each Calendar Year), and Tenant shall pay to Landlord 1/12th of the amount so estimated on the first day of each month in advance. If at any time Landlord changes its estimate of Tenant's Fraction of the Operating Expenses for the then current Calendar Year or partial Calendar Year, Landlord shall give written notice to Tenant of such change and within thirty (30) days after such notice Landlord and Tenant shall adjust for any overpayment or underpayment during the prior months of the then Current Calendar Year or partial Calendar Year. After the end of each Calendar Year, including any partial Calendar Year at the beginning of the Term, and after the end of the Term, Landlord shall submit to Tenant a statement in reasonable detail stating Tenant's Fraction of the Operating Expenses for such Calendar Year, or partial Calendar Year in the event the Term shall begin on a date other than a January 1st and/or end on a date other than a December 31st, as the case may be, and stating the Operating Expenses for the period in question and the figures used for computing Tenant's Fraction, and if Tenant's Fraction so stated for such period is more or less than the amount paid for such period, Tenant shall pay to Landlord the deficiency within ten (10) days after submission of such statement, or Landlord shall, at its sole election, within thirty (30) days either refund to Tenant the excess or apply same to future installments of Operating Expenses due hereunder. All computations shall be made in accordance with generally accepted accounting principles.

      6.03. Landlord shall, within thirty (30) days after written request from Tenant (given no later than one hundred twenty (120) days after the issuance of the Landlord's statement of Real Estate Taxes or Operating Expenses pursuant to
Section 6.01 or 6.02 hereof which Tenant desires to review), provide Tenant with such information as Tenant may reasonably request to permit Tenant to verify the charges first appearing in such statement including, without limitation access to and review of Landlord's relevant books, records and other financial information. Each such statement given by Landlord pursuant to Section 6.01 or
Section 6.02 shall be conclusive and binding upon Tenant unless before the date which is one hundred twenty (120) days after the receipt of such statement, Tenant shall notify Landlord in writing that it disputes the correctness of the statement, specifying the particular respects in which the statement is claimed to be incorrect. If such dispute is not settled by agreement, either party may submit the dispute to arbitration as provided in Article 36. Pending the determination of such dispute by agreement or arbitration as aforesaid, Tenant shall, within ten (10) days after receipt of such statement, pay the Additional Charges in accordance with Landlord's statement, without prejudice to Tenant's position. If the dispute shall be determined in Tenant's favor, Landlord shall reimburse Tenant the amount of Tenant's overpayment resulting from compliance with Landlord's statement, and if such overpayment is the result of an overestimation by Landlord of any Additional Charge by more than seven percent (7%), such overpayment shall be reimbursed to Tenant, within thirty (30) days after such determination, together with interest thereon at the Prime Rate as announced in the Wall Street Journal (or a successor index reasonably selected by Landlord), or at Landlord's option, Landlord may apply same to the next future installments of Real Estate Taxes due hereunder, with the balance of any such overpayment by Tenant, if any, remaining after such credit to Tenant to be refunded to Tenant within thirty (30) days of such determination.

                            ARTICLE 7 - COMMON AREAS

      7.01. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, subject to the provisions of Section 5.04, Landlord will operate, manage, equip, light, repair and maintain, or cause to be operated, managed, equipped, lighted, repaired and maintained, the Common Areas for their intended purposes.. Landlord reserves the right, at any time and from time to time, to construct within the Common Areas kiosks, fountains, aquariums, planters, pools and sculptures, and to install vending machines, telephone booths, benches and the like, provided same shall not unreasonably block or interfere with Tenant's means of ingress or egress to and from the Demised Premises.

      7.02. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, Tenant and its subtenants and concessionaires, and their respective officers, employees, agents, customers and invitees, shall have the non-exclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant such right, but subject to the Rules and Regulations, to use the Common Areas. Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the Common Areas when in Landlord's reasonable judgment any such closing is necessary or desirable (a) to make repairs or changes or to effect construction, (b) to prevent the acquisition of public rights in such areas, (c) to discourage unauthorized parking, or (d) to protect or preserve natural persons or property. Landlord may do such other acts in and to the Common Areas as in its judgment may be desirable to improve or maintain same. So long as this Lease remains in full force and effect, Landlord shall provide Tenant, without charge (except as a component of Operating Expenses), with thirty-four (34) reserved (in reasonable proximity to the entrance of the Building) and one hundred two (102) unreserved parking spaces in the Parking Deck serving the Building.

      7.03. Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees and agents.

                              ARTICLE 8 - SECURITY

      8.01. Tenant has deposited with Landlord the Security Deposit as security for the full and faithful payment and performance by Tenant of Tenant's obligations under this Lease. If Tenant defaults in the full and prompt payment and performance of any of its obligations under this Lease, including, without limitation, the payment of Rent, Landlord may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent or any other sums as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of Tenant's obligations under this Lease, inducting, without limitation, any damages or deficiency in the reletting of the Demised Premises, whether such damages or deficiency accrue before or after summary proceedings or other re-entry by Landlord. If Landlord shall so use, apply or retain the whole or any part of the security, Tenant shall within ten (10) days of demand immediately deposit with Landlord a sum equal to the amount so used, applied and retained, as security as aforesaid. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the Security Deposit or any balance thereof to which Tenant is entitled shall be returned or paid over to Tenant within thirty (30) days after the date on which this Lease shall expire, and after delivery to Landlord of entire possession of the Demised Premises in accordance with the terms of this Lease. In the event of any sale or leasing of the Land, Landlord shall transfer the security to which Tenant is entitled to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return or payment thereof; and Tenant shall look solely to the new landlord for the return or payment of the same; and the provisions hereof shall apply to every transfer or assignment made of the same to a new landlord. Tenant shall not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

      (b) In lieu of the cash security required by this Lease, Tenant shall provide to Landlord an irrevocable Letter of Credit in the amount of the Security Deposit in form and substance satisfactory to Landlord and issued by a savings bank; a savings and loan association or a commercial bank, organized and existing under the laws of the United States or any state thereof and having offices in New York or New Jersey (with fifty (50) miles of the Demised Premises) reasonably approved by Landlord and otherwise substantially in the form of Exhibit F, annexed hereto and made a part hereof. Landlord shall have the right, upon written notice to Tenant (except for Tenant's non-payment of Rent or for Tenant's failure to comply with Article 8.03 for which no notice shall be required), and regardless of the exercise of any other remedy the Landlord may have by reason of a default, to draw upon said Letter of Credit to cure any default of Tenant or for any purpose authorized by section 8.01(a) of this Lease and if Landlord does so, Tenant shall, within ten (10) days after demand, additionally fund the Letter of Credit with the amount so drawn so that Landlord shall have the full deposit on hand at all times during the Term of the Lease and for a period of thirty (30) days thereafter. If Tenant shall fully and faithfully pay and perform all of Tenant's obligations under this Lease, the Letter of Credit or any balance thereof to which Tenant is entitled shall be returned to Tenant within thirty (30) days after the date on which this Lease shall expire and Tenant has delivered to Landlord entire possession of the Demised Premises in accordance with the terms of this Lease. In the event of a sale of the Building or a lease of the Building subject to this Lease, Landlord shall transfer the security to the vendee or lessee.

      (c) For purposes of the delivery of the Security Deposit contemporaneously with the execution and delivery of this Lease, Landlord agrees to accept a Letter of Credit Security Deposit from Wells Fargo Bank, N.A. (herein, the "LC Bank") On a form (notwithstanding the form of Exhibit F) commercially reasonable to both Landlord and the LC Bank..

Tenant shall use its best efforts to cause the LC Bank to issue the Letter of Credit no later than October 4,2004. Failure to deliver the Letter of Credit Security Deposit to Landlord by October 15, 2004 shall constitute an event of default hereunder (without applicability of grace periods of notice to Tenant), entitling Landlord to terminate this Lease and otherwise exercise its remedies hereunder.

Tenant acknowledges that Landlord shall not be required to implement or commence any portion or aspect of Landlord's Work until such time as such Letter of Credit Security Deposit shall have been delivered to Landlord, and the dates set forth in Sections 5.01 (c), (d) and (e) (i.e., December 31, 2004, March 31,2005 and May 1,2005, respectively and subject further to the provisions of Section
5.02 hereof) shall be extended one day for each day occurring between the date of this Lease and the date the Letter of Credit Security Deposit shall have been delivered to Landlord in accordance with the terms and provisions of this
Article 8.

      8.02. The Letter of Credit shall expire not earlier than thirty (30) days after the Expiration Date of this Lease. Upon Landlord's prior consent, the Letter of Credit may be of the type which is automatically renewed on an annual basis (Annual Renewal Date), provided however, in such event Tenant shall maintain the Letter of Credit and its renewals in full force and effect during the entire Term of this Lease (including any renewals or extensions) and for a period of thirty (30) days thereafter. The Letter of Credit will contain a provision requiring the issuer thereof to give the beneficiary (Landlord) sixty
(60) days' advance written notice of its intention not to renew the Letter of Credit on the next Annual Renewal Date.

      8.03. In the event Tenant shall fail to deliver to Landlord a substitute Revocable Letter of Credit, in the amount stated above, on or before thirty (30) days prior to the next Annual Renewal Date, said failure shall be deemed a default under this Lease. Landlord may, in its discretion treat this the same as a default in the payment of Rent or any other default and pursue the appropriate remedy. In addition, and not in limitation, Landlord shall be permitted to draw upon the Letter of Credit as in the case of any other default by Tenant under the Lease.

      8.04. (a) Provided Tenant is not in default of its obligations under this Lease (beyond any applicable notice and cure period and Tenant timely cures any such default by the earlier to occur of the proposed reduction in such Security Deposit and the expiration of such notice and cure period), Landlord shall consent to a reduction of the Security Deposit in the amount of $100,000.00 on the second (2nd) anniversary of the Commencement Date resulting in a total Security Deposit of $700,000.00; such reduction shall be reflected by an amendment or replacement of the Letter of Credit reducing the amount of the Letter of Credit in the amount of $100,000.00 resulting in a Total Security Deposit of $700,000.00. If such reduction is accomplished by a replacement of the Letter of Credit with a new Letter of Credit, Landlord shall promptly return the old Letter of Credit upon receipt of the new Letter of Credit in the form and content required hereunder. In no event however shall the Letter of Credit contain a provision for its automatic reduction;

      (b) Provided Tenant is not in default of its obligations under this Lease(beyond any applicable notice and cure period and Tenant timely cures any such default by the earlier to occur of the proposed reduction in such Security Deposit and the expiration of such notice and cure period), Landlord shall consent to a reduction of the Security Deposit in the amount of $100,000.00 on the third (3rd) anniversary of the Commencement Date resulting in a total Security Deposit of $600,000.00; such reduction shall be reflected by an amendment or replacement of the Letter of Credit reducing the Letter of Credit in the amount of $100,000.00 resulting in a total Security Deposit of $600,000.00. If such reduction is accomplished by a replacement of the Letter of Credit with a new Letter of Credit, Landlord shall promptly return the old Letter of Credit upon receipt of the new Letter of Credit in the form and content required hereunder. In no event however shall the Letter of Credit contain a provision for its automatic reduction;

      (c) Provided Tenant is not in default of its obligations under this Lease(beyond any applicable notice and cure period and Tenant timely cures any such default by the earlier to occur of the proposed reduction in such Security Deposit and the expiration of such notice and cure period), Landlord shall consent to a reduction of the Security Deposit in the amount of $100,000.00 on the fourth (4th) anniversary of the Commencement Date resulting in a total Security Deposit of $500,000.00; such reduction shall be reflected by an amendment or replacement of the Letter of Credit reducing the Letter of Credit in the amount of $100,000.00 resulting in a total Security Deposit of $500,000.00. If such reduction is accomplished by a replacement of the Letter of Credit with a new Letter of Credit, Landlord shall promptly return the old Letter of Credit upon receipt of the new Letter of Credit in the form and content required hereunder. In no event however shall the Letter of Credit contain a provision for its automatic reduction; and

      (d) Provided Tenant is not in default of its obligations under this Lease(beyond any applicable notice and cure period and Tenant timely cures any such default by the earlier to occur of the proposed reduction in such Security Deposit and the expiration of such notice and cure period), Landlord shall consent to a reduction of the Security Deposit in the amount of $200,000.00 on the fifth (5th) anniversary of the Commencement Date resulting in a total Security Deposit of $300,000.00; such reduction shall be reflected by an amendment or replacement of the Letter of Credit reducing the Letter of Credit in the amount of $200,000.00 resulting in a total Security Deposit of $300,000.00. If such reduction is accomplished by a replacement of the Letter of Credit with a new Letter of Credit, Landlord shall promptly return the old Letter of Credit upon receipt of the new Letter of Credit in the form and content required hereunder. In no event however shall the Letter of Credit contain a provision for its automatic reduction.

                            ARTICLE 9 - SUBORDINATION

      9.01. This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to all ground leases and underlying leases of the Land and/or the Building now or hereafter existing and to all Mortgages which may now or hereafter affect the Land and/or building and/or any of such leases, whether or not such Mortgages or leases shall also cover other lands and/or buildings, to each and every advance made or hereafter to be made under such Mortgages, and to all renewals, modifications, replacements and extensions of such leases and such Mortgages and spreaders and consolidations of such Mortgages. The provisions of this Section 9.01 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall within ten (10) days after request execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the Mortgagee of any such Mortgage or any of their respective successors in interest may reasonably request to evidence such subordination.

      9.02. If any act or omission of Landlord would give Tenant the right, immediately or after lapse of a period of time, to cancel or terminate this Lease, or to claim a partial or total eviction, Tenant shall not exercise such right (a) until it has given written notice of such act or omission to Landlord and each Superior Mortgagee and each Superior Lessor whose name and address shall previously have been furnished to Tenant in writing, and (b) until a reasonable period for remedying such act or omission shall have elapsed following the giving of such notice and following the time when such Superior Mortgagee or Superior Lessor shall have become entitled under such Superior Mortgage or Superior Lease, as the case may be, to remedy the same (which reasonable period shall in no event be less than the period to which Landlord would be entitled under this Lease or otherwise, after similar notice, to effect such remedy), provided such Superior Mortgagee or Superior Lessor shall with due diligence give Tenant notice of intention to, and commence and continue to, remedy such act or omission.

      9.03. If any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, then at the request of such party so succeeding to Landlord's rights ("Successor Landlord") and upon such Successor Landlord's written agreement to accept Tenant's attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant's landlord under this Lease and shall within ten (10) days of request execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that the Successor Landlord shall not (a) be liable for any previous act or omission of Landlord under this Lease; (b) be subject to any offset, not expressly provided for in this Lease, which theretofore shall have accrued to Tenant against Landlord; (c) be liable for the return of any Security Deposit, in whole or in part, to the extent that same is not paid over to the Successor Landlord; or (d) be bound by any previous modification of this Lease or by any previous prepayment of more than one month's Fixed Rent or Additional Charges, unless such modification or prepayment shall have been expressly approved in writing by the Superior Lessor of the Superior Lease or the Mortgagee of the Superior Mortgage through or by reason of which the Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

      9.04. If any then present or prospective Superior Mortgagee shall require any modification(s) of this Lease, Tenant shall within ten (10) days of request execute and deliver to Landlord such instruments effecting such modification(s) as Landlord shall request, provided that such modification(s) do not adversely affect in any material respect any of Tenant's rights or materially increase Tenant's obligation under this Lease.

      9.05 Landlord shall request that its current and any future Superior Lessor or Superior Mortgagee provide Tenant with a Non-Disturbance Subordination and Attornment Agreement (herein referred to as an "SNDA") on said Superior Lessor's or Superior Mortgagee's then standard form. The failure or refusal of such Superior Lessor or Superior Mortgagee to provide such SNDA shall not effect the Tenant's obligations under this Lease or be construed as a breach of this Lease by Landlord or such Superior Mortgagee or Superior Lessor.

                          ARTICLE 10 - QUIET ENJOYMENT

      10.01. So long as Tenant pays all of the Rent and performs all of Tenant's other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises without hindrance, ejection or molestation by Landlord or any person lawfully claiming through or under Landlord, subject, nevertheless, to the provisions of this Lease and to Superior Leases and Superior Mortgages.

               ARTICLE 11 - ASSIGNMENT, SUBLETTING AND MORTGAGING

      11.01. Tenant shall not, whether voluntarily, involuntarily, or by operation of law or otherwise, (a) assign or otherwise transfer this Lease, or offer or advertise to do so, (b) sublet the Demised Premises or any part thereof, or offer or advertise to do so, Or allow the same to be used, occupied or utilized by anyone other than Tenant, or (c) mortgage, pledge, encumber or otherwise hypothecate this Lease in any manner whatsoever, without in each instance obtaining the prior written consent of Landlord.

      Landlord agrees not to unreasonably withhold its consent to the subletting of the Demised Premises or an assignment of this Lease. In determining reasonableness, Landlord may take into consideration all relevant factors surrounding the proposed sublease and assignment, including, without limitation, the following: (i) The business reputation of the proposed assignee or subtenant and its officers or directors in relation to the other tenants or occupants of the Building or Development; (ii) the nature of the business and the proposed use of the Demised Premises by the proposed assignee or subtenant in relation to the other tenants or occupants of the Building or Development; (iii) whether the proposed assignee or subtenant is then a tenant (or subsidiary, affiliate or parent of a tenant) of other space in the Building or Development (in the event Landlord or its affiliates have or reasonably anticipate having within two (2) months of the date of the commencement of such proposed assignment or subletting, a substantially equivalent sized space for a substantially equivalent term available in a property in the Development owned or managed by Landlord or any of its affiliates); (iv) the financial condition of the proposed assignee or subtenant; (v) restrictions, if any, contained in leases or other agreements affecting the Building and the Development; and (vi) the effect that the proposed assignee's or subtenant's occupancy or use of the Demised Premises would have upon the operation and maintenance of the Building and the Development. In any event, at no time shall there he more than three (3) subtenants of the Demised Premises permitted.

      In the event the Demised Premises are sublet or this Lease is assigned, Tenant shall pay to Landlord as an Additional Charge the following amounts less the actual reasonable expense incurred by Tenant in connection with such assignment or subletting, as substantiated by Tenant, in writing, to Landlord's reasonable satisfaction, including, without limitation, a reasonable brokerage fee and reasonable legal fees including but not limited to the cost and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such legal services as would be imposed in an arms length third party agreement for such services), as the case maybe: (i) in the case of an assignment, an amount equal to fifty percent(50%) of all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment, and (ii) in the case of a sublease, fifty percent (50%) of any rents, additional charge or other consideration payable under the sublease to Tenant by the subtenant which is in excess of the Fixed Rent and Additional Charges accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof.

      So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, and provided Tenant complies with the provisions of this Article 11, Landlord agrees that Landlord shall notify Tenant of Landlord's approval or disapproval (specifying the basis for disapproval) of any request for consent submitted to Landlord within fifteen
(15) Business

Days after receipt by Landlord of Tenant's request for such approval, together with all supporting materials or information required under this Article 11. All requests for approval shall be in writing and given in accordance. with Article 34 hereof.

      11.02. If at any time (a) the original Tenant named herein, (b) the then Tenant, (c) any Guarantor, or (d) any Person owning a majority of the voting stock of, or directly or indirectly controlling, the then Tenant shall be a corporation or partnership or limited liability company, any transfer of voting stock or partnership interest or membership interest resulting in the person(s) who shall have owned a majority of such corporation's shares of voting stock or the general partners' interest in such partnership, or membership interest as the case may be, immediately before such transfer, ceasing to own a majority of such shares of voting stock or general partner's interest or membership interest, as the case may be, except as the result of transfers by inheritance, shall be deemed to be an assii,,'l1ment of this Lease as to which Landlord's consent shall have been required, and in any such event Tenant shall notify Landlord. The provisions of this Section 11.02 shall not be applicable to any corporation all the outstanding voting stock of which is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in the over-the-counter market with quotations reported by the National Association of Securities Dealers through its automated system for reporting quotations, and shall not apply to transactions (a) with a corporation or entity into or with which the then Tenant is merged or consolidated or to which substantially all of the then Tenant's assets are transferred or (b) with any entity or corporation which controls or is controlled by the then Tenant or is under common control with the then Tenant (all such entities referred to in (a) and (b) hereof collectively referred to as "Affiliates"), provided that in any of such events (i) the successor to Tenant has a net worth computed in accordance with generally accepted accounting principles at least equal to the greater of (l) the net worth of Tenant immediately prior to such merger, consolidation or transfer, or (2) the net worth of the original Tenant on the date of this Lease, and (ii) proof satisfactory to Landlord of such net worth shall have been delivered to Landlord at least 10 days prior to the effective date of any such transaction. For the purposes of this Section, the words "voting stock" shall refer to shares of stock or ownership regularly entitled to vote for the election of directors of the corporation or management of such entity. Landlord shall have the right at any time and from time to time during the Term to inspect the stock Or ownership record books of the corporation or entity to which the provisions of this Section 11.02 apply, and Tenant will permit Landlord to review same at Tenant's offices, at reasonable times and upon reasonable advance written notice.

      11.03 If this Lease is assigned, whether or not in violation of this Lease, Landlord may collect rent from the assignee. If the Demised Premises or any part thereof are sublet or used or occupied by anybody other than Tenant, whether or not in violation of this Lease, Landlord may, after default by Tenant, and expiration of Tenant's time to cure such default, collect rent from the subtenant or occupant. In either event, Landlord may apply the net amount collected to the Rent, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any of the provisions of Section 11.01 or
Section 11.02, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of Tenant's obligations under this Lease. The consent by Landlord to any assignment, mortgaging, subletting or use or occupancy by others shall not in any way be considered to relieve Tenant from obtaining the express written consent of Landlord to any other or further assignment, mortgaging or subletting or use or occupancy by others not expressly permitted by this Article 11. References in this Lease to use or occupancy by others (that is, anyone other than Tenant) shall not be construed as limited to subtenants and those claiming under or through subtenants but shall be construed as including also licensees and others claiming under or through Tenant, immediately or remotely.

      11.04. Any permitted assignment or transfer, whether made with Landlord's consent pursuant to Section 11.01 or without Landlord's consent if permitted by
Section 11.02, shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement in form and substance satisfactory to Landlord whereby the assignee shall assume Tenant's obligations under this Lease and whereby the assignee shall agree that all of the provisions in this Article 11 shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect to all future assignments and transfers. Notwithstanding any assignment or transfer, whether or not in violation of the provisions of this Lease, and notwithstanding the acceptance of Rent by Landlord from an assignee, transferee, or any other party, the original Tenant and any other person(s) who at any time was or were Tenant shall remain fully liable for the payment of the Rent and for Tenant's other obligations under this Lease.

      11.05. The liability of the original named Tenant and any other Person(s) (including but not limited to any Guarantor) who at any time are or become responsible for Tenant's obligations under this Lease shall not be discharged, released or impaired by any agreement extending the time of, or modifying any of the terms or obligations under this Lease, or by any waiver or failure of Landlord to enforce, any of this Lease.

      11.06. The listing of any name other than that of Tenant, whether on the doors of the Demised Premises or the Building directory, or otherwise, shall not operate to vest any right or interest in this Lease or in the Demised Premises, nor shall it be deemed to be the consent of Landlord to any assignment or transfer of this Lease or to any sublease of the Demised Premises or to the use or occupancy thereof by others. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have the absolute right to withhold its consent to an assignment or subletting to a Person who is otherwise a tenant or occupant of the Building, or of a building owned or managed by Landlord or its affiliated entities in the Development (in the event Landlord or its affiliates have or reasonably anticipate having within two (2) months of the date of the commencement of such proposed assignment or subletting, a substantially equivalent sized space for a substantially equivalent term available in a property in the Development owned or managed by Landlord or any of its affiliates).

      11.07. Without limiting any of the provisions of Article 27, if pursuant to the Federal Bankruptcy Code (or any similar law hereafter enacted having the same general purpose), Tenant is permitted to assign this Lease notwithstanding the restrictions contained in this Lease, adequate assurance of future performance by an assignee expressly permitted under such Code shall be deemed to mean the deposit of cash security in an amount equal to the sum of one (1) year's Fixed Rent plus an amount equal to the Additional Charges for the Calendar Year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease, to be held and applied in the manner specified for security in Section 8.01.

      11.08. If Tenant shall propose to assign or in any manner transfer this Lease or any interest therein, or sublet the Demised Premises or any part or parts thereof, or grant any concession or license or otherwise permit occupancy of all or any part of the Demised Premises by any person, Tenant shall give notice thereof to Landlord, together with a copy of the proposed instrument (or material terms) that is to accomplish same and such financial and other information pertaining to the proposed assignee, transferee, subtenant, concessionaire or licensee as Landlord shall reasonably require. If Landlord consents to the subject transaction (or if Landlord's consent is not required to same) if Tenant does not consummate the subject transaction within one hundred twenty (120) days, Tenant shall again be required to comply with the provisions of this Section
11.08 in connection with any such transaction as if the notice by Tenant referred to above in this Section 11.08 had not been given. Notwithstanding anything contained in this Lease to the contrary, Landlord shall not be obligated to entertain or consider any request by Tenant to consent to any proposed assignment of this Lease, or sublet of all or any part of the Demised Premises unless each request by Tenant is accompanied by a non-refundable fee payable to Landlord in the amount of One Thousand Dollars ($1,000.00) to cover Landlord's administrative, legal, and other costs and expenses incurred in processing each of Tenant's requests. Neither Tenant's payment nor Landlord's acceptance of the foregoing fee shall be construed to impose any obligation whatsoever upon Landlord to consent to Tenant's request.

      .

                        ARTICLE 12 - COMPLIANCE WITH LAWS

      12.01. Tenant shall, subject to the provisions of the last sentence of this Section 12.01, comply with all Legal Requirements which shall, in respect of the Demised Premises or the use and occupation thereof, or the abatement of any nuisance in, on or about the Demised Premises, impose any violation, order or duty on Landlord or Tenant; and Tenant shall pay all the costs, expenses, fines, penalties and damages which may be imposed upon Landlord or any Superior Lessor by reason of or arising out of Tenant's failure to fully and promptly comply with and observe the provisions of this Section 12.01. However, Tenant need not comply with any such law or requirement of any public authority so long as Tenant shall be contesting the validity thereof, or the applicability thereof to the Demised Premises, in accordance with Section 12.02. Any Legal Requirements with respect to the Building (inclusive of the Demised Premises) or the Common Areas which do not arise as the result of (i) Tenant's specific manner of use of the Demised Premises (or its subtenants licensees, agents or invitees) (in contradistinction to its general use of the Demised Premises for the Permitted Uses), (ii) the business of Tenant (or its subtenants licensees, agents or invitees) or (iii) Tenant's Work or any alterations or installations of Tenant (or its subtenants licensees, agents or invitees) shall be performed by Landlord and the cost thereof included in Operating Expenses, subject to the provisions of sub-section (viii) thereof.

      12.02. Tenant may contest, by appropriate proceedings prosecuted diligently and in good faith, the validity, or applicability to the Demised Premises, of any Legal Requirement, provided that (a) Landlord shall not be subject to criminal penalty or to prosecution for a crime, and neither the Demised Premises nor any part thereof shall be subject to being condemned or vacated, by reason of non-compliance or otherwise by reason of such contest; (b) before the commencement of such contest, Tenant shall furnish to Landlord either
(i) the bond of a surety company reasonably satisfactory to Landlord, which bond shall be, as to its provisions and form, reasonably satisfactory to Landlord, and shall be in an amount at least equal to 125% of the cost of such compliance (as estimated by a reputable contractor designated by Landlord) and shall indemnify Landlord against the cost thereof and against all liability for damages, interest, penalties and expenses (including reasonable attorneys' fees and expenses), resulting from or incurred in connection with such contest or non-compliance, or (ii) other security in place of such bond reasonably satisfactory to Landlord; (c) such non-compliance or contest shall not constitute or result in any violation of any Superior Lease or Superior Mortgage, or if any such Superior Lease and/or Superior Mortgage shall permit such non-compliance or contest on condition of the taking of action or furnishing of security by Landlord, such action shall be taken and such security shall be furnished at the expense of Tenant; and (d) Tenant shall keep Landlord advised as to the status of such proceedings. Without limiting the application of the above, Landlord shall be deemed subject to prosecution for a crime if Landlord, or its managing agent, or any officer, director, partner, shareholder or employee of Landlord or its managing agent, as an individual, is charged with a crime of any kind or degree whatsoever, whether by service of a summons or otherwise, unless such charge is withdrawn before Landlord or its managing agent, or such officer, director, partner, shareholder or employee of Landlord or its managing agent (as the case may be) is required to plead or answer thereto. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not file any Real Estate Tax Appeal with respect to the Land, Building or the Demised Premises.

                      ARTICLE 13 - INSURANCE AND INDEMNITY

      13.01. Landlord shall maintain or cause to be maintained All Risk insurance in respect of the Building and other improvements on the Land normally covered by such insurance (except for the property Tenant is required to cover with insurance under Section 13.02 and similar property of other tenants and occupants of the Building or buildings and other improvements which are on land neither owned by nor leased to Landlord) for the benefit of Landlord, any Superior Lessors, any Superior Mortgagees and any other parties Landlord may at any time and from time to time designate, as their interests may appear, but not for the benefit of Tenant, and shall maintain rent insurance as required by any Superior Lessor or any Superior Mortgagee. The All Risk insurance will be in the amounts required by any Superior Lessor or any Superior Mortgagee but not less than the amount sufficient to avoid the effect of the co-insurance provisions of the applicable policy or policies, and, notwithstanding the foregoing, in amounts, and with endorsements and deductibles, customarily maintained by landlords' of comparable first class office buildings. Landlord may, but shall not be required to also maintain any other forms and types of insurance which Landlord deems commercially reasonable in respect of the Building and Land. Landlord shall have the right to provide any insurance maintained or caused to be maintained by it under blanket policies.

      13.02. Tenant shall maintain the following insurance: (a) commercial general liability insurance in respect of the Demised Premises and the conduct and operation of business therein, having a limit of liability not less than a $5,000,000. per occurrence for bodily injury or property damage. coverage to include but not be limited to premises/operations, completed operations, contractual liability and product liability, (b) automobile liability insurance covering all owned, hired and non-owned vehicles used by the Tenant in connection with the premises and any loading or unloading of such vehicles, with a limit of liability not less than $2,000,000 per accident and (c) worker's compensation and employers liability insurance as required by statutes, but in any event not less than

$500,000. for Employers Liability; (d) All Risk insurance in respect of loss or damage to Tenant's stock in trade, fixtures, furniture, furnishings, removable floor coverings, equipment, signs and all other property of Tenant in the Demised Premises in an amount equal to the full replacement value thereof as same might increase from time to time; and (e) such other insurance as Landlord may reasonably require. Such insurance shall include coverage for property of others in the care, custody and control of Tenant in amounts sufficient to cover the replacement value of such property, to the extent of Tenant's liability therefor. Landlord may at any time and from time to time (but not more than once every five (5) years) require that the limits for the general liability insurance to be maintained by Tenant be increased to the limits that new tenants in the Building are required by Landlord to maintain. Tenant shall deliver to Landlord and any additional insured(s) certificates for such fully paid-for policies upon execution hereof. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Landlord and any additional insured(s) certificates therefor at least twenty (20) days before the expiration of any existing policy. Tenant shall, upon ten (10) Business Day's prior written request provide Landlord with copies of such insurance policies. Upon written request all such policies shall be issued by companies acceptable to Landlord, having a Bests Rating of not less than A, Class VII (or an S&P rating of A if requested by Landlord), and licensed to do business in New Jersey, and all such policies shall contain a provision whereby the same cannot be canceled unless Landlord and any additional insured(s) are given at least thirty (30) days' prior written notice of such cancellation. The policies and certificates of insurance (such certificates to be on Acord form 27 or 28 their applicable equivalent as reasonable requested by Landlord) to be obtained by Tenant pursuant to this Section 13.02 (other than workers compensation insurance) shall name Landlord as an additional insured and, at Landlord's request, shall also name any Superior Lessors or Superior Mortgagees as additional insureds, and the following phrase must be typed on the certificate of insurance: "Hartz Mountain Industries, Inc., and its respective subsidiaries, affiliates, associates, joint ventures, and partnerships, and (if Landlord has so requested) Superior Lessors and Superior Mortgagees are hereby named as additional insureds as their interests may appear. It is intended for this insurance to be primary and non-contributing." Tenant shall give Landlord at least twenty (20) days' prior written notice that any such policy is being canceled or replaced.

      13.03. Tenant shall not do, permit or suffer to be done any act, matter, thing or failure to act in respect of the Demised Premises or use or occupy the Demised Premises or conduct or operate Tenant's business in any manner objectionable to any insurance company or companies whereby the fire insurance or any other insurance then in effect in respect of the Land and Building or any part thereof shall become void or suspended or whereby any premiums in respect of insurance maintained by Landlord shall be higher than those which would normally have been in effect for the occupancy contemplated under the Permitted Uses. In case of a breach of the provisions of this Section 13.03, in addition to all other rights and remedies of Landlord hereunder, Tenant shall (a) indemnify Landlord and the Superior Lessors and hold Landlord and the Superior Lessors harmless from and against any loss which would have been covered by insurance which shall have become void or suspended because of such breach by Tenant and (b) pay to Landlord any and all increases of premiums on any insurance, including, without limitation, rent insurance, resulting from any such breach.

      13.04. Tenant shall indemnify and hold harmless Landlord and all Superior Lessors and its and their respective partners, joint venturers, directors, officers, agents, servants and employees from and against any and all claims arising from or in connection with (a) the conduct or management of the

Demised Premises or of any business therein, or any work or thing whatsoever done, or any condition created (other than by Landlord) in the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Demised Premises; (b) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, joint venturers, directors, officers, agents, employees or contractors; (c) any accident, injury or damage whatever (unless caused solely by Landlord's negligence) occurring in the Demised Premises; and (d) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, all attorneys' fees and expenses. In case any action or proceeding is brought against Landlord and/or any Superior Lessor and/or its or their partners, joint venturers, directors, officers, agents and/or employees by reason of any such claim, Tenant, upon notice from Landlord or such Superior Lessor, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Landlord.

      Landlord shall indemnify and hold harmless Tenant and its partners, directors, officers, agents, servants and employees from and against any and all claims arising from any tortuous act or omission of Landlord, or negligence of Landlord or its agents or partners, joint ventures, directors, officers, or employees in the conduct or management of the Common Areas; together with all costs, expenses and liabilities incurred in or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys' fees and expenses; provided however that in no event shall Landlord or its agents or partners, joint ventures, directors, officers, or employees be responsible or liable for (and the forgoing indemnity and hold harmless excludes) any consequential or special damages. In the event any action or proceeding is brought against Tenant and/or its directors, officers, agents and/or employees by reason of any such claim, Landlord, upon notice from Tenant, shall resist and defend such action or proceeding by counsel reasonably satisfactory to Tenant. Counsel satisfactory to Landlord's insurance carrier shall be deemed satisfactory to Tenant for purposes of this paragraph.

      13.05. Neither Landlord nor any Superior Lessor shall be liable or responsible for, and Tenant hereby releases Landlord and each Superior Lessor from, all liability and responsibility to Tenant and any person claiming by, through or under Tenant, by way of subrogation or otherwise, for any injury, loss or damage to any person or property in or around the Demised Premises or to Tenant's business irrespective of the cause of such injury, loss or damage, and Tenant shall require its insurers to include in all of Tenant's insurance policies which could give rise to a right of subrogation against Landlord or any Superior Lessor a clause or endorsement whereby the insurer waives any rights of subrogation against Landlord and such Superior Lessors or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy. Landlord hereby releases Tenant from, all liability and responsibility to and any person claiming by, through or under Landlord, byway of subrogation with respect to matters covered by the All-Risk insurance policies carried by Landlord pursuant to Section 13.01 hereof which could give rise to a right of subrogation against Tenant and Landlord shall require its insurers to include in Landlord's All Risk insurance policies carried pursuant to Section 13.01 hereof which could give rise to a right of subrogation against Tenant a clause or endorsement whereby the insurer waives any rights of subrogation against Tenant or permits the insured, prior to any loss, to agree with a third party to waive any claim it may have against said third party without invalidating the coverage under the insurance policy.

                       ARTICLE 14 - RULES AND REGULATIONS

      14.01. Tenant and its employees and agents shall faithfully observe and comply with the Rules and Regulations and such reasonable changes therein (whether by modification, elimination or addition) as Landlord at any time or times hereafter may make and communicate to Tenant, which in Landlord's judgment, shall be necessary for the reputation, safety, care or appearance of the Land and Building, or the preservation of good order therein, or the operation or maintenance of the Building or its equipment and fixtures, or the Common Areas; provided, however, that in case of any conflict or inconsistency between the provisions of this Lease and any of the Rules and Regulations, the provisions of this Lease shall control. Landlord shall not discriminatorily enforce any Rule or Regulation against Tenant, which Landlord is not enforcing, to the extent applicable, against the other tenants in the Building. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce the Rules and Regulations against any other tenant or any employees or agents of any other tenant, and Landlord shall not be liable to Tenant for violation of the Rules and Regulations by any other tenant or its employees, agents, invitees or licensees.

                            ARTICLE 15 - ALTERATIONS

      15.01. Tenant shall not make any structural alterations or additions to the Demised Premises, or make any holes or cuts in the walls (other than deminimus holes in the interior walls for the hanging of pictures in connection with customary office decoration), ceilings, roofs, or floors thereof, or change the exterior color or architectural treatment of the Demised Premises, or make any non-structural alterations costing Seventy-Five Thousand Dollars ($75,000.00) or more in the aggregate (herein referred to as the "Threshold Amount"), without On each occasion first obtaining the consent of Landlord; which consent with respect to non-structural alterations costing less than the Threshold Amount shall not be unreasonably withheld or delayed or conditioned. In all events Tenant shall submit to Landlord plans and specifications for such work at the time Landlord's consent is sought, or if no consent is required, prior to commencement of such proposed alterations. Tenant shall pay to Landlord, within twenty (20) days after invoice or notice, the reasonable cost and expense of Landlord in (a) reviewing said plans and specifications and (b) inspecting the alterations to determine whether the same are being performed in accordance with the approved plans and specifications and all Legal Requirements and Insurance Requirements, including, without limitation, the fees of any architect or engineer employed by Landlord for such purpose. Before proceeding with any permitted alteration which will cost more than $75,000 (exclusive of the costs of decorating work and items constituting Tenant's Property), as estimated by a reputable contractor reasonably approved by Landlord, Tenant shall obtain and deriver to Landlord either (i) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New Jersey), each in an amount equal to 125% of such estimated cost and in form satisfactory to Landlord, or (ii) such other security as shall be satisfactory to Landlord. Tenant shall fully and promptly comply with and observe the Rules and Regulations then in force in respect of the making of alterations. Any review or approval by Landlord of any plans and/or specifications with respect to any alterations is solely for Landlord's benefit, and without any representation or warranty whatsoever to Tenant in respect of the adequacy, correctness or efficiency thereof or otherwise.

      15.02. Tenant shall obtain all necessary governmental permits and certificates for the commencement and prosecution of permitted alterations and for final approval thereof upon completion (other than with respect to Landlord' s Work performed by Landlord or its contractors), and shall cause alterations to be performed in compliance therewith and with all applicable Legal Requirements and Insurance Requirements. Alterations shall be diligently performed in a good and workmanlike manner, using new materials and equipment at least equal in quality and class to the better of (a) the original installations of the Building, or (b) the then standards for the Building established by Landlord. Alterations shall be performed by contractors first approved by Landlord; provided, however, that any alterations in or to the mechanical, electrical, sanitary, heating, ventilating, air conditioning or other systems of the Building shall be performed only by the contractor(s) reasonably designated by Landlord. Alterations shall be made in such manner as not to unreasonably interfere with or delay and as not to impose any additional expense upon Landlord in the construction, maintenance, repair or operation of the Building; and if any such additional expense shall be incurred by Landlord as a result of Tenant's making of any alterations, Tenant shall pay any such additional expense within ten (10) days of demand. Throughout the making of alterations, Tenant shall carry, or cause to be carried, worker's compensation insurance in statutory limits and general liability insurance, with completed operation endorsement, for any occurrence in or about the Building, under which Landlord and its managing agent and any Superior Lessor whose name and address shall previously have been furnished to Tenant shall be named as parties insured, in such limits as Landlord may reasonably require, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of alterations and, on request, at reasonable intervals thereafter during the making of alterations.

                  ARTICLE 16 - LANDLORD'S AND TENANT'S PROPERTY

      16.01 All fixtures, equipment, improvements and appurtenances attached to or built into the Demised Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant, shall be and remain a part of the Demised Premises, shall be deemed to be the property of Landlord and shall not be removed by Tenant, except as provided in Section 16.02. Further, any carpeting or other personal property in the Demised Premises on the Commencement Date, unless installed and paid for by Tenant, shall be and shall remain Landlord's property and shall not be removed by Tenant.

      16.02. All movable partitions, business and trade fixtures, machinery and equipment, communications equipment and office equipment, whether or not attached to or built into the Demised Premises, which are installed in the Demised Premises by or for the account of Tenant without expense to Landlord and can be removed without structural damage to the Building and all furniture, furnishings, and other movable personal property owned by Tenant and located in the Demised Premises (collectively, "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of the Tenant's Property is removed, Tenant shall repair or pay the cost of repairing any damage to the Demised Premises, the

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

Building or the Common Areas resulting from the installation and/or removal thereof. Any equipment or other property for which Landlord shall have granted any allowance or credit to Tenant shall not be deemed to have been installed by or for the account of Tenant without expense to Landlord, shall not be considered as the Tenant's Property and shall be deemed the property of Landlord.

      16.03. At or before the Expiration Date or the date of any earlier termination of this Lease, or within fifteen (15) days after such an earlier termination date, Tenant shall remove from the Demised Premises all of the Tenant's Property (except such items thereof as Landlord shall have expressly permitted to remain, which property shall become the property of Landlord if not removed), and Tenant shall repair any damage to the Demised Premises, the Building and the Common Areas resulting from any installation and/or removal of the Tenant's Property. Any items of the Tenant's Property which shall remain in the Demised Premises after the Expiration Date or after a period of fifteen (15) days following an earlier termination date, may, at the option of Landlord, be deemed to have been abandoned, and in such case such items may be retained by Landlord as its property or disposed of by Landlord, without accountability, in such manner as Landlord shall determine at Tenant's Expense. Tenant shall not be required to remove any telecommunication and/or data cabling installed by, or on behalf, of Tenant, in the Demised Premises during the Term; provided such cabling is not in excess of the reasonable and customary cabling for general office use and was installed as part of a permitted alteration pursuant to
Article 15 hereof.

                      ARTICLE 17 - REPAIRS AND MAINTENANCE

      17.01. Tenant shall, throughout the Term, take good care of the Demised Premises, the fixtures and appurtenances therein. Tenant shall be responsible for all repairs, interior and exterior, structural and nonstructural, ordinary and extraordinary, in and to the Demised Premises, and the Building (including the facilities and systems thereof) and the Common Areas the need for which arises out of (a) the performance or existence of the Tenant's Work or alterations, (b) the installation, use or operation of the Tenant's Property in the Demised Premises, (c) the moving of the Tenant's Property in or out of the Building, or (d) the act, omission, misuse or neglect of Tenant or any of its subtenants or its or their employees, agents, contractors or invitees. Tenant shall promptly replace all scratched, damaged or broken doors and glass in and about the Demised Premises and shall be responsible for all repairs, maintenance and replacement of wall and floor coverings in the Demised Premises and for the repair and maintenance of all sanitary and electrical fixtures and equipment therein. Tenant shall promptly make all repairs in or to the Demised Premises for which Tenant is responsible, and any repairs required to be made by Tenant to the mechanical, electrical, sanitary, heating, ventilating, air-conditioning or other systems of the Building shall be performed only by contractor(s) designated by Landlord. Any other repairs in or to the Building and the facilities and systems thereof for which Tenant is responsible shall be performed by Landlord, upon written notice to Tenant, at Tenant's expense; but Landlord may, at its option, before commencing any such work or at any time thereafter, require Tenant to furnish to Landlord such reasonable security, in form (including, without limitation, a bond issued by a corporate surety licensed to do business in New Jersey) and amount, as Landlord shall deem reasonably necessary to assure the payment for such work by Tenant. Tenant shall not permit or suffer the overloading of the floors of the Demised Premises beyond 80 pounds per square foot.

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

      17.02. Landlord shall make all structural repairs and replacements to the Building, including, the facilities and systems thereof, roof and roof membrane and the exterior walls of the Building (except as hereinabove provided in Section 17.01 and except for those repairs and maintenance for which Tenant is responsible pursuant to any of the provisions of this Lease) and the cost thereof shall be included in Operating Expenses, for which Tenant shall pay Tenant's Fraction. Landlord shall keep and maintain the Common Areas in accordance with Section 7.01 hereof and the cost thereof shall be included in Operating Expenses, for which Tenant shall pay Tenant's Fraction.

      17.03. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant, nor shall Tenant's covenants and obligations under this Lease be reduced or abated in any manner whatsoever, by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's doing any repairs, maintenance, or changes which Landlord is required or permitted by this Lease, or required by Law, to make in or to any portion of the Building.

                          ARTICLE 18 - ELECTRIC ENERGY

      18.01. Tenant shall purchase the electric energy required by it in the Demised Premises at its own expense on a direct-metered basis from the public utility servicing the Building, and Landlord shall permit the risers, conduits and feeders in the Building, to the extent available, suitable and safely capable, to be used for the purpose of transmitting such electric energy to the Demised Premises. Landlord shall not be liable for any failure, inadequacy or defect in the character or supply of electric current furnished to the Demised Premises. If Landlord is permitted by law to provide electric energy to the Demised Premises by re-registering meters sub-metering or otherwise and to collect any charges for electric energy, Landlord shall have the right to do so, in which event Tenant shall pay to Landlord upon receipt of bills therefor charges for electric energy provided the rates and charges for such electric energy shall not be more than the rates Tenant would be charged for electric energy if furnished directly to Tenant by the public utility which would otherwise have furnished electric energy (provided however that in the event of sub-metering, Tenant shall also pay to Landlord, as an Additional Charge, the cost of meter reading). Landlord represents to Tenant that the electrical installations servicing the Demised Premises is capable of furnishing six (6) watts (demand load) per rentable square foot of the Demised Premises. The cost of separately metering or sub-metering the Demised Premises shall be a component of Landlord's Work and applied against the Credit.

      18.02. Tenant's use of electric energy in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building's electric service, Tenant shall not, without Landlord's prior consent in each instance (which shall not be unreasonably withheld), connect any fixtures, appliances or equipment to the Building's electric distribution system or make any alteration or addition to the electric system of the Demised Premises existing on the Commencement Date. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof shall be paid by Tenant to Landlord within thirty
(30) days after notice or invoice.

               ARTICLE 19 - HEAT, VENTILATION AND AIR-CONDITIONING

      19.01. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, Landlord shall maintain and operate the heating, ventilating and air-conditioning systems ("HVAC") serving the Demised Premises, and shall furnish HVAC in the Demised Premises as may be reasonably required (except as otherwise provided in this Lease and except for any special requirements of Tenant arising tram its particular use of the Demised Premises) for reasonably comfortable occupancy of the Demised Premises, during Business Hours on Business Days within the limits consistent with the standards typically maintained in comparable office buildings situated within the Development and/or the Village of Ridgefield Park. If Tenant shall require HVAC at any other time, Landlord shall furnish such service for such times upon not less than six (6) hours advance notice from Tenant, and Tenant shall pay to Landlord within ten (10) days of demand Landlord's then established charges therefor. As of the date of this Lease, Landlord's charge is thirty dollars ($30) per hour for overtime HVAC.

      19.02. The performance by Landlord of its obligation under Section 19.01 in respect of HVAC is conditioned on the connected electric load within the Demised Premises not exceeding three and one-half (3 1/2) watts per usable square foot in the Demised Premises and the occupancy of the Demised Premises not exceeding one (I) person for each two hundred (200) square feet of Rentable Floor Area. Use of the Demised Premises, or any part thereof, in a manner exceeding the HVAC design conditions (including occupancy and connected electrical load), or rearrangement of partitioning which interferes with normal operation of the HVAC in the Demised Premises, or the use of computer or data processing machines or other machines or equipment, may require changes in the HVAC systems servicing the Demised Premises, in order to provide comfortable occupancy. Such changes, so occasioned, shall be made by Tenant, at its expense, as alterations in accordance with the provisions of Article 15, but only to the extent permitted and upon the conditions set forth in Article 15.

                ARTICLE 20 - OTHER SERVICES; SERVICE INTERRUPTION

      20.01. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, Landlord shall provide elevator service to the Demised Premises during Business Hours on Business Days, and Landlord shall have at least one (1) elevator subject to call at all other times. The use of the elevators shall be subject to the Rules and Regulations.

      20.02. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, Landlord shall cause the Demised Premises, including the exterior and the interior of the windows thereof, to be cleaned in a manner standard to the Building and in accordance with the standards set forth in Exhibit E. Tenant shall pay to Landlord within fifteen (15) days after invoice or written demand the costs incurred by Landlord for (a) extra cleaning work in the Demised Premises required because of (i) misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, (ii) use of portions of the Demised Premises for preparation, serving, consumption of food or beverages, training rooms, data processing or reproducing operations, private lavatories or toilets or other special purposes requiring greater or more difficult cleaning work than office areas, (iii) interior glass partitions or unusual quantity of interior glass surfaces, and (iv) non-building standard materials Or finishes installed by Tenant or at its request, and (b) removal from the Demised Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy or at times other than Landlord's standard cleaning times, and (c) the use of the Demised Premises by Tenant other than during Business Hours on Business Days if such use results in additional cleaning services.

      20.03. Landlord, its cleaning contractor and their employees shall have access to the Demised Premises after 5:30 P.M. and before 8:00 A.M. and shall have the right to use, without charge therefor, all light, power and water in the Demised Premises reasonably required to clean the Demised Premises as required under Section 20.02.

      20.04. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, Landlord shall furnish adequate hot and cold water to the Demised Premises for drinking, lavatory and cleaning purposes. If Tenant uses water for any other purpose Landlord may install and maintain, at Tenant's expense, meters to measure Tenant's consumption of cold water air and/or hot water for such other purpose. Tenant shall reimburse Landlord for the quantities of cold water and hot water shown on such meters within fifteen (15) days after invoice or written demand.

      20.05. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, and provided Tenant is in occupancy of the Demised Premises under this Lease, Landlord shall provide a full time security guard posted in the lobby of Building on duty during Business Hours on Business Days.

      20.06. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, and provided Tenant and/or its Affiliates, collectively, are in occupancy of not less than seventy-five (75%) percent of the Demised Premises under this Lease Landlord shall, subject to the last sentence of this Section 20.06, maintain or cause to be maintained during the Term a food service concession located within and serving the Building on Business Days during normal breakfast and lunch periods, serving limited breakfast and lunch fare, including, but not necessarily limited to, hot and cold beverages, breakfast foods, sandwiches, salads, limited hot entrees and the like. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, and provided Tenant and/or its Affiliates, collectively, are in occupancy of not less than seventy-five (75%) percent of the Demised Premises under this Lease, if for any reason the initial (or any successor or replacement) person(s) or entity operating such food service concession shall cease operations at the Building, Landlord agrees to diligently procure a replacement operator to resume a food service concession providing the services set forth in the immediately preceding sentence.

                      ARTICLE 21 - ACCESS, CHANGES AND NAME

      21.01. Except for the space within the inside surfaces of all walls, hung ceilings; floors, windows and doors bounding the Demised Premises, all of the Building, including, without limitation, exterior Building walls, core corridor walls and doors and any core corridor entrance, any terraces or roofs adjacent to the Demised Premises, and any space in or adjacent to the Demised Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities and the use thereof, as well as access thereto through the Demised Premises for the purpose of operating, maintenance, decoration and repair, are reserved to Landlord. Landlord also reserves the right, to install, erect, use and maintain pipes, ducts and conduits in and through the Demised Premises, provided such work or installation is (i) is properly enclosed, (ii) does not reduce the rentable square footage of the Demised Premises, and (iii) is performed in a reasonably prompt manner so as to minimize any disturbance to Tenant's business operations, after not less ten (10) days advance notice (except that no notice shall be required in cases of emergency). Furthermore, Landlord, at its expense, shall substantially restore the Demised Premises to its condition immediately prior to Landlord's access to the Demised Premises.

      21.02. Landlord and its agents shall have the right to enter and/or pass through the Demised Premises at any time or times, upon reasonable advance notice (except that in an emergency advance notice shall not be required), (a) to examine the Demised Premises and to show them to actual and prospective Superior Lessors, Superior Mortgagees, or prospective purchasers of the Building, and (b) to make such repairs, alterations, additions and improvements in or to the Demised Premises and/or in or to the Building or its facilities and equipment as Landlord is required or desires to make. Landlord shall be allowed to take all materials into and upon the Demised Premises that may be required in connection therewith, without any liability to Tenant and without any reduction of Tenant's obligations hereunder. During the period of twelve (12) months prior to the Expiration Date, Landlord and its agents may exhibit the Demised Premises to prospective tenants.

      21.03. If at any time any windows of the Demised Premises are temporarily darkened or obstructed by reason of any repairs, improvements, maintenance and/or cleaning in or about the Building, or if any part of the Building or the Common Areas, other than the Demised Premises, is temporarily or permanently closed or inoperable, the same shall not be deemed a constructive eviction and shall not result in any reduction or diminution of Tenant's obligations under this Lease.

      21.04. [Intentionally Omitted].

      21.05. Landlord reserves the right, at any time and from time to time, to make such changes, alterations, additions and improvements in or to the Building and the fixtures and equipment thereof as Landlord shall deem necessary or desirable.

      21.06. Landlord may adopt any name for the Building. Landlord reserves the right to change the name and/or address of the Building at any time.

                  ARTICLE 22 - MECHANICS' LIENS AND OTHER LIENS

      22.01. Nothing contained in this Lease shall be deemed, construed or interpreted to imply any consent or agreement on the part of Landlord to subject Landlord's interest or estate to any liability under any mechanic's or other lien law. If any mechanic's or other lien or any notice of intention to file a lien is filed against the Land, or any part thereof, or the Demised Premises, or any part thereof, for any work, labor, service or materials claimed to have been performed or furnished for or on behalf of Tenant or anyone holding any part of the Demised Premises through or under Tenant, Tenant shall cause the same to be canceled and discharged of record by payment, bond or order of a court of competent jurisdiction within fifteen (15) days after notice by Landlord to Tenant.

                 ARTICLE 23 - NON-LIABILITY AND INDEMNIFICATION

      23.01. Neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable to Tenant for any loss, injury or damage to Tenant or to any other Person, or to its or their property, irrespective of the cause of such injury, damage or loss, unless caused by or resulting from the negligence of Landlord, its agents, servants or employees in the operation or maintenance of the Land or Building without contributory negligence on the part of Tenant or any of its subtenants or licensees or its or their employees, agents or contractors. Provided, however that nothing contained in the preceding sentence shall be construed as limiting Landlord's or Tenant's obligations under Section 13.04 of this Lease. Further, neither Landlord nor any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be liable (a) for any such damage caused by other tenants or Persons in, upon or about the Land or Building, or caused by operations in construction of any private, public or quasi-public work; or (b) even if negligent, for consequential damages arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any Person claiming through or under Tenant.

      23.02. Intentionally Omitted.

      23.03. Notwithstanding any provision to the contrary, Tenant shall look solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) in the event of any claim against Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas, and Tenant agrees that the liability of Landlord arising out of or in connection with this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas shall be limited to such estate and property of Landlord (or sale proceeds). No other properties or assets of Landlord or any partner, joint venturer, director, officer, agent, servant or employee of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgement (or other judicial process) or for the satisfaction of any other remedy of Tenant arising out of, or in connection with, this Lease, the relationship of Landlord and Tenant or Tenant's use of the Demised Premises or the Common Areas and if Tenant shall acquire a lien on or interest in any other properties or assets by judgment or otherwise, Tenant shall within ten (10) days release such lien on or interest in such other properties and assets by executing, acknowledging and delivering to Landlord an instrument to that effect prepared by Landlord's attorneys. Tenant hereby waives the right of specific performance and any other remedy allowed in equity to the extent specific performance or such other remedy would cause Landlord to incur liability for the payment of money to Tenant, Landlord's liability for the payment of money being limited solely to the estate and property of Landlord in and to the Land and Building (or the proceeds received by Landlord on a sale of such estate and property but not the proceeds of any financing or refinancing thereof) as provided in the first sentence of this Section.

                       ARTICLE 24 - DAMAGE OR DESTRUCTION

      24.01. If the Building or the Demised Premises shall be partially or totally damaged or destroyed by fire or other casualty (and if this Lease shall not be terminated as in this Article 24 hereinafter provided), Landlord shall repair the damage and restore and rebuild the Building and/or the Demised Premises (except for the Tenant's Property) with reasonable dispatch after notice to it of the damage or destruction and the collection of the insurance proceeds attributable to such damage.

      24.02. Subject to the provisions of Section 24.05, if all or part of the Demised Premises shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, the Rent shall be abated or reduced, as the case may be, in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises, for the period from the date of the damage or destruction to (a) the date the damage to the Demised Premises shall be substantially repaired, or (b) if the Building and not the Demised Premises is so damaged or destroyed, the date on which the Demised Premises shall be made tenantable; provided, however, should Tenant reoccupy a portion of the Demised Premises during the period the repair or restoration work is taking place and prior to the date that the Demised Premises are substantially repaired or made tenantable the Rent allocable to such reoccupied portion, based upon the proportion which the area of the reoccupied portion of the Demised Premises bears to the total area of the Demised Premises, shall be payable by Tenant from the date of such occupancy.

      24.03. If (a) the Building or the Demised Premises shall be totally damaged or destroyed by fire or other casualty, or (b) the Building shall be so damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) that its repair or restoration requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty percent (20%) (or ten percent [10%] if such casualty occurs during the last two [2] years of the Term) of the full insurable value of the Building immediately prior to the casualty, or (c) the Building shall be damaged or destroyed by fire or other casualty (whether or not the Demised Premises are damaged or destroyed) and either the loss shall not be covered by Landlord's insurance or the net insurance proceeds (after deducting all expenses in connection with obtaining such proceeds) shall, in the estimation of a reputable contractor or architect designated by Landlord be insufficient to pay for the repair or restoration work, then in either such case Landlord may terminate this Lease by giving Tenant notice to such effect within ninety (90) days after the date of the fire or other casualty which notice shall be effective thirty (30) days thereafter, and, provided Tenant is not in default of the payment of Rent, Landlord shall promptly return to Tenant the Security Deposit and any Rent prepaid for the period subsequent to the date of such casualty.

      24.04. Tenant shall not be entitled to terminate this Lease and no damages, compensation or claim shall be payable by Landlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Demised Premises or of the Building pursuant to this Article 24. Landlord shall use its best efforts to make such repair or restoration promptly and in such manner as not unreasonably to interfere with Tenant's use and occupancy of the Demised Premises, but

Landlord shall not be required to do such repair or restoration work except during Business Hours on Business Days.

      24.05. Notwithstanding any of the foregoing provisions of this Article 24, if by reason of some act or omission on the part of Tenant or any of its subtenants or its or their partners, directors, officers, servants, employees, agents or contractors, either (a) Landlord or any Superior Lessor or any Superior Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to damage or destruction of the Demised Premises or the Building by fire or other casualty, or (b) the Demised Premises or the Building shall be damaged or destroyed or rendered completely or partially untenantable on account of fire or other casualty, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement or reduction of the Rent. Further, nothing contained in this Article 24 shall relieve Tenant from any liability that may exist as a result of any damage or destruction by fire or other casualty.

      24.06. Landlord will not carry insurance of any kind on the Tenant's Property, and, except as provided by law or by reason of Landlord's breach of any of its obligations hereunder, shall not be obligated to repair any damage to or replace the Tenant's Property.

      24.07. The provisions of this Article 24 shall be deemed an express agreement governing any case of damage or destruction of the Demised Premises and/or Building by fire or other casualty, and any law providing for such a contingency in the absence of an express agreement, now or hereafter in force, shall have no application in such case.

24.08 In the event of (i) damage or destruction with respect to the Demised Premises which prevents the use and occupancy of more than fifty (50%) of the Demised Premises by Tenant, or (ii) damage or destruction with respect to the Building the repair or restoration of which requires the expenditure, as estimated by a reputable contractor or architect designated by Landlord, of more than twenty-five percent (25%) of the full insurable value of the Building immediately prior to the casualty, then in either of such events Landlord shall and Tenant (provided such damage or destruction prevents the use and occupancy of the Demised Premises by Tenant) shall have the right to request within thirty
(30) days after such event the Architect to determine the estimated time for restoration. The Landlord shall cause the Architect to provide notice to Landlord and Tenant of such determination (the "Architect's Notice") within thirty (30) days after notice from Landlord or Tenant requesting such determination.

      If the Architect determines that the restoration of referred to above is estimated to take more than eighteen (18) months from the date of the casualty (or more than six (6) months if such damage or destruction occurs in the last year of the Term) (such applicable restoration period hereinafter referred to as the "Applicable Restoration Period"), Landlord and Tenant shall each have the right to terminate this Lease, upon thirty (30) days prior written notice to the other, given within thirty (30) days of the Architect's Notice (provided, however that Tenant's right to terminate shall be conditioned upon (i) Tenant not being in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period (and in any event curing such default(s) prior to termination) and (ii) Tenant being prevented from using and occupying the Demised Premises or portion thereof affected for a period of not less than eighteen (18) months as reasonably estimated by the Architect (or more than six
(6) months from the date of casualty if such damage or destruction occurs in the last year of the Term) and (iii) subject to nullification if Landlord completes such restoration prior to the expiration of thirty days after receipt by Landlord of the notice of termination);

      In the event this Lease is not terminated pursuant to the foregoing paragraph and Landlord fails to substantially complete restoration of the Building within the Applicable Restoration Period (subject to extension by Landlord as the result of Unavoidable Delay), Tenant shall have the right, as its sole remedy, to cancel and terminate this Lease; upon thirty (30) days prior written notice to Landlord, given within thirty (30) days after the expiration of the Applicable Restoration Period (provided, however that Tenant's right to terminate shall be conditioned upon (i) Tenant not being in monetary or material non-monetary default under this Lease beyond any applicable notice and cure period (and in any event curing such default(s) prior to termination) and (ii) Tenant being prevented from using and occupying the Demised Premises or portion thereof affected for a period of not less than eighteen (18) months as reasonably estimated by the Architect (or more than six (6) months from the date of casualty if such damage or destruction occurs in the last year of the Term) and (iii) subject to nullification if Landlord completes such restoration prior to the expiration of thirty days after receipt by Landlord of the notice of termination).

      In the event this Lease is terminated pursuant to this section 24.08, Landlord shall, provided Tenant is not in default of the payment of Rent, promptly return to Tenant the Security Deposit and any Rent prepaid for the period subsequent to the date of such casualty. Landlord's right to terminate the Lease pursuant to this Section 24.08 shall be in addition to and not in limitation of Landlord's other rights pursuant to this Article 24. Nothing contained herein shall be construed as limiting Landlord's right to collect the full amount of the proceeds of rent insurance or business interruption insurance.

                           ARTICLE 25 - EMINENT DOMAIN

      25.01 If the whole of the Demised Premises shall be taken by any public or quasi-public authority under the power of condemnation, eminent domain or expropriation, or in the event of conveyance of the whole of the Demised Premises in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority. If 25% or less of the Rentable Floor Area of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority. If more than 25% of the Rentable Floor Area of the Demised Premises shall be so taken or conveyed, this Lease shall terminate only in respect of the part so taken or conveyed as of the day possession shall be taken by such authority, but either party shall have the right to terminate this Lease upon notice given to the other party within 30 days after such taking possession. If more than 25% of the Rentable Floor Area of the Building shall be so taken or conveyed, Landlord may, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If so much of the parking facilities shall be so taken or conveyed that the number of parking spaces necessary, in Landlord's judgment, for the continued operation of the Building shall not be available, Landlord shall, by notice to Tenant, terminate this Lease as of the day possession shall be taken. If this Lease shall continue in effect as to any portion of the Demised Premises not so taken or conveyed, the Rent shall be computed as of the day possession shall be taken on the basis of the remaining Rentable Floor Area of the Demised Premises. Except as specifically provided herein, in the event of any such taking or conveyance there shall be no reduction in Rent. If this Lease shall continue in effect, Landlord shall, at its expense, but shall be obligated only to the extent of the net award or other compensation (after deducting all expenses in connection with obtaining same) available to Landlord for the improvements taken or conveyed (excluding any award or other compensation for land or for the unexpired portion of the term of any Superior Lease), make all necessary alterations so as to constitute the remaining Building a complete architectural and tenantable unit, except for the Tenant's Property, and Tenant shall make all alterations or replacements to the Tenant's Property and decorations in the Demised Premises. All awards and compensation for any taking or conveyance, whether for the whole or a part of the Land or Building, the Demised Premised or otherwise, shall be the property of Landlord, and Tenant hereby assigns to Landlord all of Tennant's right, title and interest in and to any and all such awards and compensation, including, without limitation, any award or compensation for the value of the unexpired portion of the Term. Tenant shall be entitled to claim, prove and receive in the condemnation proceeding such award or compensation as may be allowed for the Tenant's Property and for loss of business, good will, and depreciation or injury to and cost of removal of the Tenant's Property, but only if such award or compensation shall be made by the condemning authority in addition to, and shall not result in a reduction of, the award or compensation made by it to Landlord.

      25.02. If the temporary use or occupancy of all or any part of the Demised Premises shall be taken during the Term, Tenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment for such taking which represents compensation for the use and occupancy of the Demised Premises, for the taking of the Tenant's Property and for moving expenses, and Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Demised Premises. This Lease shall be and remain unaffected by such taking and Tenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay the Rent in full when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award or payment which represents compensation for the use and occupancy of the Demised Premises (or a part thereof) shall be divided between Landlord and Tenant so that Tenant shall receive (except as otherwise provided below) so much thereof as represents compensation for the period up to and including the Expiration Date and Landlord shall receive so much thereof as represents compensation for the period after the Expiration Date. All monies to be paid to Tenant as, or as part of, an award or payment for temporary use and occupancy for a period beyond the date to which the Rent has been paid shall be received, held and applied by the first Superior Mortgagee (or if there is no Superior Mortgagee, by Landlord as a trust fund) for payment of the Rent becoming due hereunder.

                             ARTICLE 26 - SURRENDER

      26.01. On the Expiration Date, or upon any earlier termination of this Lease, or upon any re-entry by Landlord upon the Demised Premises, Tenant shall quit and surrender the Demised Premises to Landlord "broom-clean" and in good order, condition and repair, except for ordinary wear and tear and such damage or destruction as Landlord is required to repair or restore under this Lease, and Tenant shall remove all of Tenant's Property therefrom except as otherwise expressly provided in this Lease.

      26.02. If Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be deemed to be occupying the Demised Premises at the sufferance of Landlord subject to all of the provisions of this Lease, except that the monthly Fixed Rent shall be twice the Fixed Rent in effect during the last month of the Term.

      26.03. No act or thing done by Landlord or its agents shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept such surrender shall be valid unless in writing and signed by Landlord.

                      ARTICLE 27 - CONDITIONS OF LIMITATION

      27.01. This Lease is subject to the limitation that whenever Tenant or any Guarantor (a) shall make an assignment for the benefit of creditors, or (b) shall commence a voluntary case or have entered against it an order for relief under any chapter of the Federal Bankruptcy Code (Title 11 of the United States
Code) or any similar order or decree under any federal or state law, now in existence, or hereafter enacted having the same general purpose, and such order or decree shall have not been stayed or vacated within 30 days after entry, or
(c) shall cause, suffer, permit or consent to the appointment of a receiver, trustee, administrator, conservator, sequestrator, liquidator or similar official in any federal, state or foreign judicial or nonjudicial proceeding, to hold, administer and/or liquidate all or substantially all of its assets, and such appointment shall not have been revoked, terminated, stayed or vacated and such official discharged of his duties within 30 days of his appointment, then Landlord, at any time after the occurrence of any such event, may give Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of service of such notice of intention, and upon the expiration of said five (5) day period, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

      27.02. This Lease is subject to the further limitations that: (a) if Tenant shall default in the payment of any Rent, or (b) if Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Rent) and such default shall continue and not be remedied within fifteen (15) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of fifteen (15) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime (as more particularly described in the last sentence of Section 12.02) or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said fifteen (15) day period advise Landlord of Tenant's intention to take all steps necessary to remedy such default, (ii) duly commence within said fifteen
(15) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default, and (iii) complete such remedy within a reasonable time after the date of said notice by Landlord, or (c) if any event shall occur or any contingency shall arise whereby this Lease would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Article 11, or
(d) if Tenant shall vacate or abandon the Demised Premises, then in any of said cases Landlord may give to Tenant a notice of intention to end the Term at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days, whether or not the Term shall theretofore have commenced, this Lease shall terminate with the same effect as if that day were the expiration date of this Lease, but Tenant shall remain liable for damages as provided in Article 29.

                        ARTICLE 28 - RE-ENTRY BY LANDLORD

      28.01. If this Lease shall terminate as provided in Article 27, Landlord or Landlord's agents and employees may immediately or at any time thereafter re-enter the Demised Premises, or any part thereof, either by summary dispossess proceedings or by any suitable action or proceeding at law without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any Person therefrom, to the end that Landlord may have, hold and enjoy the Demised Premises. The word "re-enter," as used herein, is not restricted to its technical legal meaning. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceedings or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall thereupon pay to Landlord the Rent payable up to the time of such termination of this Lease, or of such recovery of possession of the Demised Premises by Landlord, as the case may be, and shall also pay to Landlord damages as provided in Article 29.

      28.02. In the event of a breach or threatened breach by Tenant of any of its obligations under this Lease, Landlord shall also have the right of injunction. The special remedies to which Landlord may resort hereunder are cumulative and are not intended to be exclusive of any other remedies to which Landlord may lawfully be entitled at any time and Landlord may invoke any remedy allowed at law or in equity as if specific remedies were not provided for herein.

      28.03. If this Lease shall terminate under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of this
Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Landlord shall be entitled to retain all monies, if any, paid by Tenant to Landlord, whether as Advance Rent, security or otherwise, but such monies shall be credited by Landlord against any Rent due from Tenant at the time of such termination or re-entry or, at Landlord's option, against any damages payable by Tenant under
Article 29 or pursuant to law.

                              ARTICLE 29 - DAMAGES

      29.01. If this Lease is terminated under the provisions of Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, or in the event of the termination of this Lease, or of re-entry, by or under any summary dispossess or other proceeding or action or any provision of law by reason of default hereunder on the part of Tenant, Tenant shall pay as Additional Charges to Landlord, at the election of Landlord, either or any combination of such damages as Landlord may be entitled as a matter of Law, or in equity or by contract, including but not limited to:

      sums equal to the Fixed Rent and the Additional Charges which would have been payable by

      Tenant had this Lease not so terminated, or had Landlord not so re-entered the Demised Premises, payable upon the due dates therefor specified herein following such termination or such re-entry and until the Expiration Date, provided, however, that if Landlord shall relet the Demised Premises during said period, Landlord shall credit Tenant with the net rents received by Landlord from such reletting, such net rents to be determined by first deducting from the gross rents as and when received by Landlord from such reletting the expenses incurred or paid by Landlord in terminating this Lease or in re-entering the Demised Premises and in securing possession thereof, as well as the expenses of reletting, including, without limitation, altering and preparing the Demised Premises for new tenants, brokers' commissions, legal fees, and all other expenses properly chargeable against the Demised Premises and the rental therefrom, it being understood that any such reletting may be for a period shorter or longer than the period ending on the Expiration Date; but in no event shall Tenant be entitled to receive any excess of such net rents over the sums payable by Tenant to Landlord hereunder, nor shall Tenant be entitled in any suit for the collection of damages pursuant to this subsection (b) to a credit in respect of any rents from a reletting, except to the extent that such net rents are actually received by Landlord. If the Demised Premises or any part thereof should be relet in combination with other space, then proper apportionment on a square foot basis shall be made of the rent received from such reletting and of the expenses of reletting; or

      If the Demised Premises or any part thereof should be re-let by Landlord before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall, prima facie, be the fair and reasonable rental value for the Demised Premises, or part thereof, so re-let during the term of the re-letting. Landlord shall not be liable in any way whatsoever for its failure to re-let the Demised Premises or any part thereof, or if the Demised Premises or any part thereof are re-let, for its failure to collect the rent under such re-letting, and no such failure to re-let or failure to collect rent shall release or affect Tenant's liability for damages or otherwise under this Lease. Landlord shall use commercially reasonable efforts to re-let the Demised Premises to mitigate Landlord's damages. For the purposes hereof either of the following shall create an irrebuttable presumption that Landlord has fulfilled such obligation: (a) Landlord shall (i) include the availability of the Demised Premises in Landlord's monthly listing to brokers (if any), commencing with the first such report (if any) issued following Landlord's recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and (ii) include the availability of the Demised Premises in Landlord's periodic real estate guide or website (if any), following Landlord's recovery of possession of the Demised Premises, and ending upon re-leasing of the Demised Premises; and
(iii) shall hold an "Open House" for the Demised Premises within forty-five (45) days of Landlord's recovery of possession of the Demised Premises; or (b) Landlord may engage an independent commercial real estate broker to re-let the Demised Premises, the cost and expense of which shall be an element of Landlord's damages in addition to any other damages recoverable pursuant to
Section 29.01 hereof. Nothing contained herein shall require Landlord to re-let the Demised Premises prior to or with any preference over the leasing of any other similar premises of Landlord or any affiliate of Landlord, nor shall any rental of such other premises reduce the damages which Landlord would be entitled to recover from Tenant. In the event Tenant, on behalf of itself or any and all persons claiming through or under Tenant, attempts to raise a defense or assert any affirmative obligations on Landlord's part to mitigate such damages or re-let the Demised Premises other than as provided herein, Tenant shall reimburse Landlord for any costs and expenses incurred by Landlord as a result of any such defense or assertion, including but not limited to Landlord's attorneys' fees incurred in connection therewith.

      29.02. Suit or suits for the recovery of such damages or, any installments thereof, may be brought by Landlord at any time and from time to time at its election, and nothing contained herein shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been so terminated under the provisions of Article 27, or under any provision of law, or had Landlord not re-entered the Demised Premises. Nothing herein contained shall be construed to limit or preclude recovery by Landlord against Tenant of any sums or damages to which, in addition to the damages particularly provided above, Landlord may lawfully be entitled by reason of any default hereunder on the part of Tenant. Nothing herein contained shall be construed to limit or prejudice the right of Landlord to prove for and obtain as damages by reason of the termination of this Lease or re-entry of the Demised Premises for the default of Tenant under this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time, whether or not such amount be greater than, equal to, or less than any of the sums referred to in Section 29.01.

      29.03. In addition, if this Lease is terminated under the provisions of
Article 27, or if Landlord shall re-enter the Demised Premises under the provisions of Article 28, Tenant covenants that: (a) the Demised Premises then shall be in the same condition as that in which Tenant has agreed to surrender the same to Landlord at the Expiration Date; (b) Tenant shall have performed prior to any such termination any obligation of Tenant contained in this Lease for the making of any alteration or for restoring or rebuilding the Demised Premises or the Building, or any part thereof; and (c) for the breach of any covenant of Tenant set forth above in this Section 29.03, Landlord shall be entitled immediately, without notice or other action by Landlord, to recover, and Tenant shall pay, as and for liquidated damages therefor, the cost of performing such covenant (as reasonably estimated by an independent contractor selected by Landlord).

      29.04. In addition to any other remedies Landlord may have under this Lease, and without reducing or adversely affecting any of Landlord's rights and remedies under this Article 29, if any Rent or damages payable hereunder by Tenant to Landlord are not paid as and when due, the same shall bear interest at the Late Payment Rate or the maximum rate permitted by law, whichever is less, from the due date thereof until paid, and the amounts of such interest shall be Additional Charges hereunder.

      29.05. In addition to any remedies which Landlord may have under this Lease, if there shall be a default hereunder by Tenant which shall not have been remedied within the applicable grace period, Landlord shall not be obligated to furnish to Tenant or the Demised Premises any HVAC services outside of Business Hours or Business Days, or any extra or additional cleaning services; and the discontinuance of any one or more such services shall be without liability by Landlord to Tenant and shall not reduce, diminish or otherwise affect any of Tenant's covenants and obligations under this Lease.

                        ARTICLE 30 - AFFIRMATIVE WAIVERS

      30.01. Tenant, on behalf of itself and any and all persons claiming through or under Tenant, does hereby waive and surrender all right and privilege which it, they or any of them might have under or by reason of any present or future law, to redeem the Demised Premises or to have a continuance of this Lease after being dispossessed or ejected from the Demised Premises by process of law or under the terms of this Lease or after the termination of this Lease as provided in this Lease.

      30.02. Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Demised Premises and use of the Common Area, including, without limitation, any claim of injury or damage, and any emergency and other statutory remedy with respect thereto. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Demised Premises.

                             ARTICLE 31 - NO WAIVERS

      31.01. The failure of either party to insist in any one or more instances upon the strict performance of any one or more of the obligations of this Lease, or to exercise any election herein contained, shall not be construed as a waiver or relinquishment for the future of the performance of such one or more obligations of this Lease or of the right to exercise such election, but the same shall continue and remain in full force and effect with respect to any subsequent breach, act or omission. The receipt by Landlord of Fixed Rent or Additional Charges with knowledge of breach by Tenant of any obligation of this Lease shall not be deemed a waiver of such breach.

                      ARTICLE 32 - CURING TENANT'S DEFAULTS

      32.01. If Tenant shall default in the performance of any of Tenant's obligations under this Lease, Landlord, without thereby waiving such default, may (but shall not be obligated to) perform the same for the account and at the expense of Tenant, without notice in a case of emergency, and in any other case only if such default continues after the expiration of fifteen (15) days from the date Landlord gives Tenant notice of the default. Charges for any expenses incurred by Landlord in connection with any such performance by it for the account of Tenant, and charges reasonably incurred for all costs, expenses and disbursements of every kind and nature whatsoever, including reasonable attorneys' fees and expenses, involved in collecting or endeavoring to collect the Rent or any part thereof or enforcing or endeavoring to enforce any rights against Tenant or Tenant's obligations hereunder, under or in connection with this Lease or pursuant to law, including any such cost, expense and disbursement involved in instituting and prosecuting summary proceedings or in recovering possession of the Demised Premises after default by Tenant or upon the expiration of the Term or sooner termination of this Lease, and interest on all sums advanced by Landlord under this Article at the Late Payment Rate or the maximum rate permitted by law, whichever is less, shall be payable by Tenant and may be invoiced by Landlord to Tenant monthly, or immediately, or at any time, at Landlord's option, and such amounts shall be due and payable within ten (10) days of demand.

                               ARTICLE 33 - BROKER

      33.01. Tenant and Landlord each represents to the other that no broker except the Broker was instrumental in bringing about or consummating this Lease and that they respectively had no conversations or negotiations with any broker except the Broker concerning the leasing of the Demised Premises. Tenant and Landlord each agrees to indemnify and hold harmless the other against and from any claims by any Person claiming to have dealt with or on behalf of the indemnifying party for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, arising. out of any conversations or negotiations had by the indemnifying party with any broker other than the Broker. Landlord shall pay any brokerage commissions due the Broker pursuant to a separate agreement between Landlord and the Broker.

                              ARTICLE 34 - NOTICES

      34.01. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant. to any applicable Legal Requirement, shall be in writing and shall be deemed to have been properly given, rendered or made only if hand delivered (with an acknowledged written receipt) or sent by United States registered or certified mail, return receipt requested, or by a nationally recognized courier service, addressed to the other party at the addresses hereinabove set forth (except that after the Commencement Date, Tenant's address, unless Tenant shall give written notice to the contrary, shall be the Building), and as to Landlord, to the attention of General Counsel with a concurrent notice to the attention of Controller, and shall be deemed to have been given, rendered or made, if by hand delivery, when so delivered, if by United States postal mail, on the second Business Day after the day so mailed, unless mailed outside the State of New Jersey, in which case it shall be deemed to have been given, rendered or made on the third Business Day after the day so mailed, and if by overnight delivery, on the date of delivery. Either party may, by notice as aforesaid, designate a different address or addresses for notices, statements, demands, consents, approvals or other communications intended for it. In addition, upon and to the extent requested by Landlord in writing, copies of notices shall be sent to the Superior Mortgagee.

                       ARTICLE 35 - ESTOPPEL CERTIFICATES

      35.01. Tenant and Landlord shall, at any time and from time to time, as requested by the other, upon not less than ten (10) days' prior notice, execute and deliver to the other or upon request of Landlord to a Superior Mortgagee or Superior Lessor a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Fixed Rent and Additional Charges have been paid, stating whether or not, to the best knowledge of the party giving the statement, the requesting party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the party giving the statement shall have knowledge, and stating whether or not, to the best knowledge of the party giving the statement, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default of the requesting party, and, if so, specifying each such event; any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning this Lease as Landlord may reasonably request.

                            ARTICLE 36 - ARBITRATION

      36.01. Landlord may at any time request arbitration, and Tenant may at any time when not in default in the payment of any Rent request arbitration, of any matter in dispute but only where arbitration is expressly provided for in this Lease. The party requesting arbitration shall do so by giving notice to that effect to the other party, specifying in said notice the nature of the dispute, and said dispute shall be determined in Newark, New Jersey, by a single arbitrator, in accordance with the rules then obtaining of the American Arbitration Association (or any comparable organization designated by Landlord and Tenant). The award in such arbitration may be enforced on the application of either party by the order or judgment of a court of competent jurisdiction. The fees and expenses of any arbitration shall be borne by the parties equally, but each party shall bear the expense of its own attorneys and experts and the additional expenses of presenting its own proof. If Tenant gives notice requesting arbitration as provided in this Article, Tenant shall simultaneously serve a duplicate of the notice on each Superior Mortgagee and Superior Lessor whose name and address shall previously have been furnished to Tenant, and such Superior Mortgagees and Superior Lessor shall have the right to participate in such arbitration.

                        ARTICLE 37 - MEMORANDUM OF LEASE

      37.01. Tenant shall not record this Lease. However, at the request of Landlord, Tenant shall within ten (10) days execute, acknowledge and deliver to Landlord a memorandum of lease in respect of this Lease sufficient for recording. Such memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease. Whichever party records such memorandum of Lease shall pay all recording costs and expenses, including any taxes that are due upon such recording.

                      ARTICLE 38 - [Intentionally Omitted]

                           ARTICLE 39 - MISCELLANEOUS

      39.01. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement(s) which may be made between the parties concurrently with the execution and delivery of this Lease. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation. Neither party has relied upon any statement or representation not embodied in this Lease or in any other written agreement(s) made concurrently herewith. The submission of this Lease to Tenant does not constitute by Landlord a reservation of, or an option to Tenant for, the Demised Premises, or an offer to lease on the terms set forth herein and this Lease shall become effective as a lease agreement only upon execution and delivery thereof by Landlord and Tenant.

      39.02. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or effectuation of abandonment is sought.

      39.03. If Tenant shall at any time request Landlord to sublet or let the Demised Premises for Tenant's account, Landlord or its agent is authorized to receive keys for such purposes without releasing Tenant from any of its obligations under this Lease, and Tenant hereby releases Landlord of any liability for loss or damage to any of the Tenant's Property in connection with such subletting or letting.

      39.04. Except as otherwise expressly provided in this Lease, the obligations under this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that (a) no violation of the provisions of Article 11 shall operate to vest any rights in any successor or assignee of Tenant and (b) the provisions of this Section 39.04 shall not be construed as modifying the conditions of limitation contained in
Article 27.

      39.05. Except for Tenant's obligations to pay Rent, the time for Landlord or Tenant, as the case may be, to perform any of its respective obligations hereunder shall be extended if and to the extent that the performance thereof shall be prevented due to any Unavoidable Delay. Except as expressly provided to the contrary, the obligations of Tenant hereunder shall not be affected, impaired or excused, nor shall Landlord have any liability whatsoever to Tenant,
(a) because Landlord is unable to fulfill, or is delayed in fulfilling, any of its obligations under this Lease due to any of the matters set forth in the first sentence of this Section 39.05, or (b) because of any failure or defect in the supply, quality or character of electricity, water or any other utility or service furnished to the Demised Premises for any reason beyond Landlord's reasonable control. Notwithstanding the foregoing in the event of an interruption of any of the services provided by Landlord in Articles 18, 19 and 20, Landlord shall use commercially reasonable efforts to cause such services to be restored in a reasonably prompt and diligent manner, and, in the event such services are interrupted for a period in excess of five (5) consecutive days, and Tenant's use of the Demised Premises is prevented thereby, Tenant shall be entitled to a per diem abatement of Rent for each day thereafter Until the services are so . restored, to the extent Landlord is entitled to collect the proceeds of rent insurance with respect thereto.

      39.06. Any liability for payments hereunder (including, without limitation, Additional Charges) shall survive the expiration of the Term or earlier termination of this Lease.

      39.07. If Tenant shall request Landlord's consent and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent; Tenant's sole remedy shall be an action for specific performance or injunction, and such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold or delay its consent or where as a matter of law Landlord may not unreasonably withhold its consent.

      39.08. If an excavation shall be made upon land adjacent to or under the Building, or shall be authorized to be made, Tenant shall afford to the Person causing or authorized to cause such excavation, license to enter the Demised Premises for the purpose of performing such work as said Person shall reasonably deem necessary or desirable to preserve and protect the Building from injury or damage and to support the same by proper foundations, without any claim for damages Or liability against Landlord and without reducing or otherwise affecting Tenant's obligations under this Lease provided (i) such entry shall be at reasonable times, upon reasonable notice, and with minimal disturbance to Tenant's business, (ii) such party shall name Tenant as an additional insured on its general liability insurance policy, (iii) Tenant shall not be required to incur any costs resulting from, or in connection with, the performance of such work, (iv) such party shall indemnify and bold Tenant harmless from, and against, any liability (except to the extent caused as a result of the negligence or intentional wrongful act of Tenant or its agents, employees, invitees or contractors) arising from such access and such work, and (vi) such party shall restore the Demised Premises to its condition prior to such entry.

      39.09. Tenant shall not exercise its rights under Article 15 or any other provision of this Lease in a manner which would violate Landlord's union contracts or create any work stoppage, picketing, labor disruption or dispute or any interference with the business of Landlord or any tenant or occupant of the Building.

      39.10. Tenant shall give reasonably prompt notice to Landlord of (but in no event later than five (5) days after Tenant first becomes aware of) (a) any occurrence in or about the Demised Premises for which Landlord might be liable,
(b) any fire or other casualty in the Demised Premises, (c) any damage to or defect in the Demised Premises, including the fixtures and equipment thereof, for the repair of which Landlord might be responsible, and (d) any damage to or defect in any part of the Building's sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems located in or passing through the Demised Premises or any part thereof.

      39.11. This Lease shall be governed by and construed in accordance with the laws of the State of New Jersey. Tenant hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Lease may be brought in the Courts of the State of New Jersey, or the Federal District Court for the District of New Jersey, as Landlord may elect. By execution and delivery of this Lease, Tenant hereby irrevocably accepts and submits generally and unconditionally for itself and with respect to its properties, to the jurisdiction of any such court in any such action or proceeding, and hereby waives in the case of any such action or proceeding brought in the courts of the State of New Jersey, or Federal District Court for the District of New Jersey, any defenses based on jurisdiction, venue or forum non conveniens. If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected and shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Tenant specifically agrees to pay all of Landlord's costs, reasonable charges and expenses, including attorneys' fees, incurred in connection with any document review requested by Tenant pursuant to Article 6 of this Lease and upon submission of bills therefor. In the event Landlord permits Tenant to examine Landlord's books and records with respect to any Additional Charge imposed under this Lease, such examination shall be conducted at Tenant's sole cost and expense and shall be conditioned upon Tenant retaining an independent accounting firm for such purposes which shall not be compensated on any type of contingent fee basis with respect to such examination. Wherever in this Lease or by law Landlord is authorized to charge or recover costs and expenses for legal services or attorneys' fees, same shall include, without limitation, the costs and expenses for in-house or staff legal counsel or outside counsel at rates not to exceed the reasonable and customary charges for any such services as would be imposed in an arms length third party agreement for such services.

      39.12. Within thirty (30) days of each anniversary date of this Lease, Tenant shall annually furnish to Landlord a copy of its then current audited financial statement which shall be employed by Landlord for purposes of financing the Premises and not distributed otherwise without prior authorization of Tenant. Any material adverse change of Tenant's financial condition shall be furnished to Landlord in writing forthwith and without request by Landlord for same.

      39.13. Landlord and Tenant acknowledge that (i) Tenant has contemporaneously herewith submitted to Landlord a form of Waiver and Consent by Real Property Owner (herein, the "Consent") in favor of Wells Fargo Foothill, Inc. ("Wells Fargo") which Tenant has requested that Landlord execute and deliver to Wells Fargo, and (ii) Landlord has contemporaneously herewith provided to Wells Fargo via Tenant, Landlord's comments to the Consent. So long as Tenant is not in default in the payment of Fixed Rent under this Lease beyond any applicable notice or cure period, Landlord agrees that it shall negotiate in good faith with Wells Fargo the form of Consent and promptly execute and deliver to Wells Fargo such Consent in form and substance reasonably satisfactory to both Landlord and Wells Fargo.

      39.14. Landlord shall deliver the Demised Premises to Tenant on the Commencement Date with Landlord's Work substantially completed, vacant, "broom-clean", free of all hazardous materials (including, without limitation, asbestos, asbestos containing materials, and polychlorinated biphenyls) in excess of amounts permitted pursuant to applicable Legal Requirements, free of all tenants and other parties with rights of occupancy, with all electrical, mechanical, plumbing, and the HVAC servicing the Demised Premises in good working order and condition, in substantial compliance with all applicable laws, rules, regulations, ordinances, and codes (including, without limitation, the Americans with Disabilities Act of 1990, as amended) to enable Tenant to occupy the Demised Premises for the Permitted Uses. Landlord represents to Tenant, (i) that to the best of its knowledge, no default exists, or would exist, but for the giving of notice or passage of time, or both; under any Superior Lease or Superior Mortgage, and (Ii) that this Lease and Tenant's use of the Demised Premises for the Permitted' Uses does not require the prior consent of any Superior Mortgagee or Superior Lessor, or if such consent is required, that Landlord shall obtain same, and (iii) that Landlord has no knowledge of any condemnation proceedings commenced, or to be commenced, against all, or part of, the Building.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                             HARTZ MOUNTAIN INDUSTRIES, INC.
                                             ("Landlord")

                                         BY: /s/ Irwin A. Horwowitz
                                             -----------------------------------
                                             Irwin A. Horowitz
                                             Executive Vice President

      [Corporate Seal]

                                             PHIBRO ANIMAL HEALTH
                                             CORPORATION
                                             ("Tenant")

                                             BY:    /s/ David C. Storbeck
                                                    ----------------------------
                                             Name:  David C. Storbeck
      [Corporate Seal]                       Title: VP Finance & Treasure

    Copyright(C)Hartz Mountain Industries, Inc. 2004. All Rights Reserved. No portion of this document may be reproduced without the express written consent of Hartz Mountain Industries, Inc.

RIDER TO LEASE DATED SEPTEMBER 27, 2004, BETWEEN HARTZ MOUNTAIN INDUSTRIES, INC., AS LANDLORD AND PHIBRO ANIMAL HEALTH CORPORATION, AS TENANT.

      R1. If any of the provisions of this Rider shall conflict with any of the provisions, printed or typewritten, of this Lease, such conflict shall resolve in every instance in favor of the provisions of this Rider.

      R2. Extension of Term. Provided Tenant is in compliance with all of the terms and conditions contained herein, and provided Tenant has not assigned this Lease or sublet all or any portion of the Demised Premises (other than to a permitted assignment or subletting to an Affiliate of Tenant) and is itself (or its Affiliate) in occupation and conducting business in the whole of the Demised Premises in accordance with the terms of this Lease, Tenant expressly acknowledging and agreeing that the option rights contained herein are personal to the original named Tenant, Tenant shall have one (I) option to extend the Term of its lease of the Demised Premises, from the date upon which this Lease would otherwise expire for one (1) separate extended period of five (5) years (the "Extended Period"), upon the following terms and conditions:

      1. If Tenant elects to exercise said option, it shall do so by giving notice of such election to Landlord on or before the date which is one (1) year before the beginning of the Extended Period for which the Term is to be extended by the exercise of such option. Tenant agrees that it shall have forever waived its right to exercise such option if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such option.

      2. If Tenant elects to exercise said option, the Term shall be automatically extended for the Extended Period covered by the option so exercised without execution of an extension or renewal lease. Within ten (10) days after request of either party following the effective exercise of such option, however, Landlord and Tenant shall execute, acknowledge and deliver to each other duplicate originals of an instrument in recordable form confirming that such option was effectively exercised.

      3. The Extended Period shall be upon the same terms and conditions as are in effect immediately preceding the commencement of such Extended Period; provided, however, that Tenant shall have no right or option to extend the Term for any period of time beyond the expiration of the Extended Period and, provided further, that in the Extended Period the Fixed Rent shall be as follows:

            The Fixed Rent during the Extended Period shall be Fair Market Value ("FMV"). If the parties are unable to agree on the FMV within thirty
            (30) days of Tenant's exercise of its option, the parties shall choose a licensed Real Estate Appraiser who shall determine the FMV. The cost of said Real Estate Appraiser shall be borne equally by the parties. If the parties are unable to agree on a licensed Real Estate Appraiser within forty-five (45) days of Tenant's exercise of its option, each party shall select one Appraiser to appraise the FMV. All appraisals shall be rendered within thirty (30) days of appointment of the respective Appraiser appointed under this paragraph. If the difference between the two appraisals is 20% or less of the lower appraisal, then the

            FMV shall be the average of the two appraisals. If the difference between the two appraisals is greater than 20% of the lower appraisal, the two Appraisers shall select a third licensed Real Estate Appraiser to appraise the FMV. The FMV shall in such case be the average of the three appraisals. The cost of the third appraisal shall be borne equally by the parties.

Anything to the contrary contained herein notwithstanding, the Fixed Rent for the Extended Period shall not be less than the Fixed Rent for the period immediately preceding the Extended Period for which the Fixed Rent is being calculated.

      4. Any termination, expiration, cancellation or surrender of this Lease shall terminate any right or option for the Extended Period(s) not yet exercised. .

      5. Landlord shall have the right, for thirty (30) days after receipt of notice of Tenant's election to exercise any option to extend the Term, to reject Tenant's election if Tenant gave such notice while Tenant was in default in the performance of any of its obligations under the Lease, and. such rejection shall automatically render Tenant's election to exercise such option null and void and of no effect (unless such default is cured within any applicable notice and cure period).

      6. The options provided herein to extend the Term of the Lease may not be severed from the Lease or separately sold, assigned or otherwise transferred.

      R3. Tenant Expansion Option. (a) Provided Tenant is not in default of its obligations under this Lease beyond any applicable notice or cure period, and provided Tenant has not assigned this Lease (except to an Affiliate) and is itself ( or its Affiliate) in occupation and conducting business in the Demised Premises in accordance with the terms of this Lease, Tenant expressly acknowledging and agreeing that the rights contained herein are personal to the original named Tenant, (and any Affiliate), and Landlord agrees, that Tenant shall have the option (the "Option"), to be exercised by written notice to Landlord at any time prior to December 31,2004, to lease approximately 10,000 square feet of additional Rentable Floor Area located on the second (2nd) floor of the Building ("Option Premises") as may be designated by Landlord at the same rental rate, and upon all of the other terms and conditions provided for in this Lease (including, without limitation, the perfoffi1ance by Landlord of Landlord's Work in the Option Premises, and an additional credit to Tenant in the sum of $15.00 per square foot of such additional Rentable Floor Area for the performance of Landlord's Work therein, subject to the terms of Section 5.03(ii) hereof) and a proportionate increase in the parking (reserved and unreserved) provided pursuant to and utilizing the same ratios as utilized in Section 7.02, and Landlord shall deliver and Tenant shall execute a lease amendment confirming the Option Premises shall be incorporated into the Demised Premises, in accordance with the terms of this Paragraph R3. Time is of the essence with respect to Tenant's exercise of the Option.

      (b) If Tenant shall fail to notify Landlord in writing of its election to enter into a modification to the Lease incorporating the Option Premises, on or before December 31, 2004, then the right granted to the tenant as set forth in this Paragraph R3 shall automatically terminate. Tenant agrees that it shall have waived its right to exercise such right if it shall fail for any reason whatsoever to give such notice to Landlord by the time provided herein for the giving of such notice, whether such failure is inadvertent or intentional, time being of the essence as to the exercise of such right.

      (c) If Tenant shall not elect to lease the Option Premises On or before December 31, 2004, then, Landlord may thereafter enter into a lease for such Option Premises (or any other space on the 2nd floor) free of the restrictions herein stated.

      (d) This Option granted to Tenant shall be a one-time right and in any event shall become null and void upon the earlier to occur of (i) 11:59pm December 31, 2004 if not exercised, (ii) the termination of this Lease.

      R4. Base Year Gross-Up. If the Building is not a least ninety percent (90%) occupied during the Base Year, the Operating Expenses for the Base Year will be adjusted to reflect ninety percent (90%) occupancy of the Building.

                                             HARTZ MOUNTAIN INDUSTRIES, INC.
                                             ("Landlord")

                                         BY: /s/ Irwin A. Horowitz
                                             -----------------------------------
                                             Irwin A. Horowitz
                                             Executive Vice President

      [Corporate Seal]

                                             PHIBRO ANIMAL HEALTH
                                             CORPORATION
                                             ("Tenant")

                                             BY:    /s/ David C. Storbeck
                                                    ----------------------------
                                             Name:  David C. Storbeck
      [Corporate Seal]                       Title: VP Finance & Treasurer